Exhibit 99.4

Item 8.  Financial Statements and Supplementary Data.

Note: The information contained in this Item has been updated to reflect America First Multifamily Investors, L.P.’s (the Company)

implementation of the Accounting Standards Update (“ASU”) 2015-03, “Interest – Imputation of Interest (Subtopic 835-30)” in the first quarter of 2016. The new accounting guidance changed the presentation of deferred financing costs in the consolidated financial statements to present them as a direct deduction from the related debt liability rather than as Other Assets and is applied retrospectively. The new accounting guidance did not change the presentation of deferred financing costs related to lines of credit, so these continue to be reported as Other Assets.

In addition, beginning in the second quarter of 2016, the Company created a new segment called Other Investments. As of December 31, 2015, the Other Investments segments consists of property notes receivable due from Vantage at Brooks LLC and Vantage at Braunfels LLC.  The assets and income the Company realizes from these investments pursuant to their executed agreements have been recast and included within the Other Investments segment within this Form 8-K.

The resulting changes are discussed further in the Notes to Consolidated Financial Statements in Exhibit 99.4 as follows:

•

Note 2, Summary of Significant Accounting Policies; Note 9, Other Assets; Note 12, Debt Financing; and Note 13, Mortgages Payable; Note 17, Fair Value of Financial Instruments: Reclassifications were made to conform to the implementation of ASU 2015-13, where the deferred financing costs are reported as a reduction of related debt liability rather than as Other Assets for all periods presented.

•	Note 21, Segments: Reclassifications were made to present separately the Other Investments segment for all periods presented.

Various information within Items 1, 6, and 7 of the 2015 Form 10-K was also updated because of the changes noted above and are presented, in their recast form, in Exhibits 99.1, 99.2 and 99.3 of this Form 8-K, respectively. These changes had no impact on consolidated net income or cash flows.

For significant developments that have occurred subsequent to the filing of the 2015 Annual Report on Form 10-K (“2015 Form 10-K”), refer to America First Multifamily Investors, L.P. Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2016.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Partners of
America First Multifamily Investors, L.P.
Omaha, Nebraska

We have audited the accompanying consolidated balance sheets of America First Multifamily Investors, L.P. and subsidiaries (the "Company") as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), partners’ capital, and cash flows for each of the three years in the period ended December 31, 2015.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of America First Multifamily Investors, L.P. and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 5, 6, 9 and 17, the consolidated financial statements include total investments valued at approximately $655,000,000 (75% of total assets) and $521,000,000 (70% of total assets) as of December 31, 2015 and 2014, respectively, whose fair values have been estimated by management in the absence of readily determinable fair values.  At December 31, 2015 and 2014, management’s estimates were based on discounted cash flows or yield to maturity analyses performed by management.

As discussed in Notes 2, 9, 12, 13, 17 and 21 to the consolidated financial statements, the accompanying 2015 consolidated financial statements have been retrospectively adjusted for a segment change and the adoption of guidance related to the presentation of deferred financing costs.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

March 3, 2016 (November 2, 2016 as to the effects of retrospective adjustment for a segment change and the presentation of deferred financing costs discussed in Notes 2, 9, 12, 13, 17 and 21)

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$17,035,782	$49,157,571
Restricted cash	8,950,374	11,141,496
Interest receivable	5,220,859	4,121,486
Mortgage revenue bonds held in trust, at fair value (Notes 5 & 12)	536,316,481	378,423,092
Mortgage revenue bonds, at fair value (Note 5)	47,366,656	70,601,045
Public housing capital fund trusts, at fair value (Note 6)	60,707,290	61,263,123
Mortgage-backed securities, at fair value (Note 7)	14,775,309	14,841,558
Real estate assets: (Note 8)
Land and improvements	17,887,505	13,753,493
Buildings and improvements	139,153,699	110,706,173
Real estate assets before accumulated depreciation	157,041,204	124,459,666
Accumulated depreciation	(16,023,814)	(14,108,154)
Net real estate assets	141,017,390	110,351,512
Other assets (Note 9)	35,720,342	26,719,088
Assets held for sale (Note 10)	-	13,204,015
Total Assets	$867,110,483	$739,823,986

Liabilities
Accounts payable, accrued expenses and other liabilities	$5,667,948	$4,123,346
Distribution payable	8,759,343	7,617,390
Lines of credit (Note 11)	18,922,261	-
Debt financing (Note 12)	451,496,716	341,619,463
Mortgages payable (Note 13)	67,822,313	76,032,140
Derivative swap, at fair value (Note 16)	1,317,075	-
Liabilities held for sale (Note 10)	-	503,743
Total Liabilities	553,985,656	429,896,082

Commitments and Contingencies (Note 18)

Partnersʼ Capital
General Partner (Note 3)	399,077	578,238
Beneficial Unit Certificate holders	312,720,264	330,457,117
Unallocated deficit of Consolidated VIEs	-	(21,091,456)
Total Partnersʼ Capital	313,119,341	309,943,899
Noncontrolling interest (Note 8)	5,486	(15,995)
Total Capital	313,124,827	309,927,904
Total Liabilities and Partnersʼ Capital	$867,110,483	$739,823,986

The accompanying notes are an integral part of the consolidated financial statements.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2015	2014	2013
Revenues:
Property revenues	$17,789,125	$14,250,572	$13,115,858
Investment income	34,409,809	26,606,234	22,651,622
Contingent interest income	4,756,716	40,000	6,497,160
Other interest income	2,624,262	856,217	1,772,338
Gain on sale of MF Properties	4,599,109	—	—
Gain on mortgage revenue bonds - sale and redemption	—	3,701,772	—
Other income	373,379	188,000	250,000
Total revenues	64,552,400	45,642,795	44,286,978
Expenses:
Real estate operating (exclusive of items shown below)	10,052,669	7,796,761	7,622,182
Realized loss on taxable property loans	—	—	4,557,741
Provision for loan loss	—	75,000	168,000
Provision for loss on receivables	—	—	241,698
Depreciation and amortization	8,127,800	6,081,500	5,823,477
Interest	14,826,217	11,165,911	6,990,844
General and administrative	8,660,889	5,547,208	4,237,245
Total expenses	41,667,575	30,666,380	29,641,187
Income from continuing operations	22,884,825	14,976,415	14,645,791
Income from discontinued operations (including gain on sale of VIEs of approximately $3.2 million in 2015 and MF Properties of approximately $3.2 million in 2013)	3,721,397	52,773	3,331,051
Net income	26,606,222	15,029,188	17,976,842
Net (loss) income attributable to noncontrolling interest	(2,801)	(4,673)	261,923
Net income - America First Multifamily Investors, L.P.	$26,609,023	$15,033,861	$17,714,919

Net income (loss) allocated to:
General Partner	$2,474,274	$1,056,316	$1,416,296
Limited Partners - Unitholders	20,413,352	14,613,105	17,414,885
Unallocated gain (loss) of Consolidated VIEs	3,721,397	(635,560)	(1,116,262)
Noncontrolling interest	(2,801)	(4,673)	261,923
	$26,606,222	$15,029,188	$17,976,842
Unitholdersʼ interest in net income per unit (basic and diluted):
Income from continuing operations	$0.34	$0.25	$0.32
Income from discontinued operations	—	—	0.08
Net income, basic and diluted, per unit	$0.34	$0.25	$0.40
Distributions declared, per unit	$0.50	$0.50	$0.50
Weighted average number of units outstanding, basic and diluted	60,252,928	59,431,010	43,453,476

The accompanying notes are an integral part of the consolidated financial statements.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2015	2014	2013
Net income	$26,606,222	$15,029,188	$17,976,842
Unrealized gain (loss) on securities	10,042,241	62,852,308	(27,062,400)
Net realized (loss) on securities	-	(1,658,166)	-
Unrealized gain (loss) on bond purchase commitments	(146,053)	10,632,590	(4,852,177)
Comprehensive income (loss) - America First Multifamily Investors, L.P.	$36,502,410	$86,855,920	$(13,937,735)

Comprehensive income (loss) allocated to:
General Partner	$2,573,235	$1,774,583	$1,097,150
Limited Partners - Unitholders	30,210,579	85,721,570	(14,180,546)
Unallocated gain (loss) of Consolidated Property VIEs	3,721,397	(635,560)	(1,116,262)
Noncontrolling interest	(2,801)	(4,673)	261,923
Comprehensive income (loss) - America First Multifamily Investors, L.P.	$36,502,410	$86,855,920	$(13,937,735)

The accompanying notes are an integral part of the consolidated financial statements.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2015, 2014, AND 2013

	General Partner	# of Units	Beneficial Unit Certificate Holders	Unallocated Deficit of Consolidated VIEs	Non-controlling Interest	Total	Accumulated Other Comprehensive Income (Loss)
Balance at January 1, 2013	$(430,087)	42,772,928	$207,383,087	$(25,035,808)	$2,053,739	$183,970,931	$7,161,381
Sale of beneficial unit certificates		8,280,000	48,213,603	-	-	48,213,603	-
Deconsolidation of Ohio Properties	14,064		1,392,303	-	(1,012,966)	393,401	1,406,367
Deconsolidation of Greens Property	-		-	-	(1,314,018)	(1,314,018)	-
Deconsolidation of VIEs	(2,104)		(208,267)	5,696,174	-	5,485,803	(210,370)
Sale of mortgage revenue bond	(6,518)		(645,331)	-	-	(651,849)	(651,849)
Bond foreclosure	40,807		4,039,927	-	-	4,080,734	4,080,734
Distributions paid or accrued:
Regular distribution	(211,786)		(20,966,900)	-	-	(21,178,686)	-
Distribution of Tier 2 earnings (Note 3)	(484,855)		(1,454,564)	-	-	(1,939,419)	-
Net income (loss)	1,416,296		17,414,885	(1,116,262)	261,923	17,976,842	-
Unrealized loss on securities	(270,624)		(26,791,776)	-	-	(27,062,400)	(27,062,400)
Unrealized loss on bond purchase commitment	(48,522)		(4,803,655)	-	-	(4,852,177)	(4,852,177)
Balance at December 31, 2013	$16,671	51,052,928	$223,573,312	$(20,455,896)	$(11,322)	$203,122,765	$(20,128,314)
Sale of beneficial unit certificates	-	9,200,000	51,288,699	-	-	51,288,699	-
Redemption and sale of mortgage revenue bonds	(24,137)		(2,389,576)	-	-	(2,413,713)	(2,413,713)
Sale of MBS Securities	7,555		747,992	-	-	755,547	755,547
Distributions paid or accrued:
Regular distribution	(275,910)		(27,315,146)	-	-	(27,591,056)	-
Distribution of Tier 2 earnings (Note 3)	(937,106)		(2,811,318)	-	-	(3,748,424)	-
Net income (loss)	1,056,316		14,613,105	(635,560)	(4,673)	15,029,188	-
Unrealized gain on securities	628,523		62,223,785	-	-	62,852,308	62,852,308
Unrealized gain on bond purchase commitment	106,326		10,526,264	-	-	10,632,590	10,632,590
Balance at December 31, 2014	$578,238	60,252,928	$330,457,117	$(21,091,456)	$(15,995)	$309,927,904	$51,698,418
Bond redemption related to MF Property acquisition	(6,309)		(624,610)			(630,919)	(630,919)
Sale of MF Property	-		-	-	24,282	24,282	-
Deconsolidation of VIEs	(173,701)		(17,196,359)	17,370,059	-	-	-
Distributions paid or accrued:
Regular distribution	(233,430)		(23,109,595)	-	-	(23,343,025)	-
Distribution of Tier 2 earnings (Note 3)	(2,338,956)		(7,016,869)	-	-	(9,355,825)	-
Net income (loss)	2,474,274		20,413,352	3,721,397	(2,801)	26,606,222	-
Unrealized gain on securities	100,422		9,941,819	-	-	10,042,241	10,042,241
Unrealized loss on bond purchase commitment	(1,461)		(144,592)	-	-	(146,053)	(146,053)
Balance at December 31, 2015	$399,077	60,252,928	$312,720,264	$-	$5,486	$313,124,827	$60,963,687

The accompanying notes are an integral part of the consolidated financial statements.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended,
	2015	2014	2013
Cash flows from operating activities:
Net income	$26,606,222	$15,029,188	$17,976,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,127,800	7,021,557	6,742,439
Provision for loan loss	-	75,000	168,000
Non-cash loss on derivatives	1,802,655	1,282,369	283,610
Bond premium/discount amortization	238,996	(181,208)	(332,003)
Gain on mortgage revenue bonds - redemption	-	(3,701,772)	-
Gain on the sale of MF Properties	(4,599,109)	-	-
Provision for loss from receivables	-	-	241,698
Gain on the sale of discontinued operations	(3,212,447)	-	(3,177,183)
Contingent interest realized from Consolidated VIEs in 2015, Ashley Square in 2014 and upon the sale of the Iona Lakes mortgage revenue bond in 2013	(4,756,716)	(40,000)	(6,497,160)
Note interest income realized from the sale of Fairmont Oaks, Consolidated VIE	(1,454,621)	-	-
Realized loss on taxable property loan	-	-	4,557,741
Changes in operating assets and liabilities, net of effect of acquisitions
Increase in interest receivable	(2,452,084)	(1,074,623)	(2,464,062)
Increase in other assets	(416,419)	(24,276)	(2,257,600)
Increase in accounts payable and accrued expenses	(496,859)	(942,064)	(1,009,598)
Net cash provided by operating activities	19,387,418	17,444,171	14,232,724
Cash flows from investing activities:
Capital expenditures	(3,282,107)	(23,798,209)	(13,007,148)
Acquisition of mortgage revenue bonds	(188,572,000)	(142,794,827)	(148,624,000)
Proceeds from sale of MF Properties	16,196,510	-	-
Proceeds from the sale of discontinued operations	22,900,000	-	22,610,000
Proceeds from the mortgage revenue bonds and MBS Securities - sale and redemptions	-	60,398,010	21,935,343
Restricted cash - debt collateral released (paid)	900,000	1,699,973	(3,992,848)
Restricted cash - M24 and M31 TEBS financing facilities released	6,622,959	-	-
Restricted cash - M33 and M31 TEBS financing facilities paid	(4,815,000)	(6,252,027)	-
Principal payments received on mortgage revenue bonds	22,896,089	7,214,136	2,764,286
Principal payments received on taxable property loans	153,821	145,000	-
(Increase) decrease in restricted cash	(16,004)	(475,208)	94,423
Assets purchased - held for investment	(2,889,400)	-	(1,090,000)
Restructure and acquisition of interest rate derivative	(562,088)	(1,382,900)	(793,000)
Cash realized from the bond exchange for the Suites on Paseo Property	514,095	-	-
Increase in notes receivable	(11,208,763)	(710,118)	(1,603,083)
Repayment of notes receivable	2,958,415	68,530	-
Investment in bonds due to the sale recognition of discontinued operations	-	-	(27,778,000)
Cash received from taxable property loans receivable - Ohio Properties	-	-	4,064,089
Change in restricted cash - Greens Property sale	-	-	2,546,363
Acquisition of MBS securities	-	-	(12,629,888)
Acquisition of taxable bonds	(500,000)	-	(2,918,000)
Net cash used in investing activities	(138,703,473)	(105,887,640)	(158,421,463)
Cash flows from financing activities:
Distributions paid	(31,556,898)	(30,168,167)	(22,238,937)
Proceeds from the sale of beneficial unit certificates	-	54,740,000	51,750,000
Payment of offering costs related to the sale of beneficial unit certificates	-	(3,451,301)	(3,536,397)
Proceeds from debt financing	293,205,000	186,815,000	81,490,000
Principal borrowings on mortgages payable	-	22,622,552	20,697,452
Principal payments on debt financing	(182,132,712)	(98,730,000)	(2,164,000)
Principal payments on mortgages payable	(8,415,981)	(3,056,763)	(372,856)
Principal borrowing on lines of credit	74,071,261	-	16,065,900
Principal payments on lines of credit	(55,149,000)	-	(16,065,900)
Increase (decrease) in liabilities related to restricted cash	16,004	475,208	(94,423)

	For the Years Ended,
	2015	2014	2013
Deferred costs related to future equity raises	(169,667)	-	-
Debt financing costs	(2,709,513)	(2,927,732)	(355,585)
Net cash provided by financing activities	87,158,494	126,318,797	125,175,254
Net increase (decrease) in cash and cash equivalents	(32,157,561)	37,875,328	(19,013,485)
Cash and cash equivalents at beginning of year, including cash and cash equivalents of discontinued operations of $35,772, $25,976, and $208,053, respectively	49,193,343	11,318,015	30,331,500
Cash and cash equivalents at end of year, including cash and cash equivalents of discontinued operations of $0, $35,772, and $25,976, respectively	$17,035,782	$49,193,343	$11,318,015

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$12,866,079	$9,112,063	$6,621,251
Distributions declared but not paid	$8,759,343	$7,617,390	$6,446,077
Supplemental disclosure of non cash activities:
Capital expenditures financed through accounts and notes payable	$26,368	$137,759	$1,758,297
Exchange of suites on Paseo assets held for the Suites on Paseo Property	$42,665,912	$-	$-
Conversion of Woodland Park mortgage revenue bond to MF Property	$-	$-	$15,662,000
Restricted cash released to pay down mortgages payable	$-	$-	$2,356,640
Deconsolidation of the discontinued operations - noncontrolling interest	$-	$-	$2,326,984
Recognition of taxable property loans receivable - discontinued operations	$-	$-	$2,086,236

The accompanying notes are an integral part of the consolidated financial statements.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

1. Organization

America First Multifamily Investors, L.P. was formed on April 2, 1998, under the Delaware Revised Uniform Limited Partnership Act for the purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily and student housing (collectively “Residential Properties”) and commercial properties. America First Multifamily Investors, L.P. expects and believes the interest earned on these bonds is excludable from gross income for federal income tax purposes. As a result, most of the income earned by the America First Multifamily Investors, L.P. is exempt from federal income taxes. The general partner is America First Capital Associates Limited Partnership Two (“AFCA 2” or “General Partner”). The affairs of America First Multifamily Investors, L.P. and the conduct of its business are governed by the America First Multifamily Investors, L.P. First Amended and Restated Agreement of Limited Partnership dated September 15, 2015 (the “Amended and Restated LP Agreement”).

2. Summary of Significant Accounting Policies

Principles of Consolidation

The “Partnership,” as used herein, includes America First Multifamily Investors, L.P. and its wholly-owned subsidiaries. The “wholly-owned subsidiaries” include the MF Properties owned by various limited partnerships in which one of the wholly-owned subsidiaries (a “Holding Company”) holds a 99% limited partner interest. All intercompany transactions are eliminated. The wholly-owned consolidated subsidiaries of the Partnership consist of:

•

ATAX TEBS I, LLC, a special purpose entity owned and controlled by the Partnership, created to hold mortgage revenue bonds in order to facilitate the TEBS Financing, M24 TEBS Financing, with Freddie Mac (see Note 12).

•

ATAX TEBS II, LLC, a special purpose entity owned and controlled by the Partnership, created in 2014 to hold mortgage revenue bonds in order to facilitate the second TEBS financing, M31 TEBS Financing, with Freddie Mac (see Note 12).

•

ATAX TEBS III, LLC, a special purpose entity owned and controlled by the Partnership, created in 2015 to hold mortgage revenue bonds in order to facilitate the third TEBS Financing, M33 TEBS Financing, with Freddie Mac (see Note 12).

•	ATAX Vantage Holdings, LLC, a wholly owned subsidiary of the Partnership committed to loan money for the development of multifamily properties (see Note 9).
•	Eight MF Properties which are either wholly or majority owned by the Partnership or subsidiaries of the Partnership (see Note 8).

Two properties, Bent Tree and Fairmont Oaks, in which the Partnership does not hold an ownership interest but which own multifamily properties financed with mortgage revenue bonds owned by the Partnership are VIEs.  The Partnership has been determined to be the primary beneficiary of these VIEs, the Consolidated VIEs. The Consolidated VIEs are presented as discontinued operations for all periods presented and all significant transactions and accounts between the Partnership and the VIEs have been eliminated in consolidation. The Company’s consolidated financial statements reported in this Form 10-K include the financial position and results of operations of the Partnership and the Consolidated VIEs.

Variable Interest Entities

Under the consolidation guidance, the Partnership must make an evaluation of the entities which own the Residential Properties and commercial property financed with mortgage revenue bonds it holds to determine if these entities meet the definition of a VIE. Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated  financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

The guidance requires the Partnership to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE.  This analysis identifies the primary beneficiary, the entity that must consolidate the VIE, as the entity that has (1) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (2) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE.  The Partnership re-evaluated all of its investments to determine if the property owners are VIEs and, if so, whether the Partnership is the primary beneficiary of the VIE.  The guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE.  As a result, changes to the Consolidated VIEs may occur in the future based on changes in circumstances.  The accounting guidance on consolidations is complex and requires significant analysis and judgment.

In the Company’s consolidated financial statements, all transactions and accounts between the Partnership and the Consolidated VIEs have been eliminated in consolidation. The Partnership does not believe that the consolidation of VIEs for reporting under GAAP impacts the Partnership’s status as a partnership for federal income tax purposes or the status of Unitholders as partners of the Partnership, the treatment of the mortgage revenue bonds on the properties owned by Consolidated VIEs as debt, the nature of the interest payments, which it believes to be tax-exempt, received on the mortgage revenue bonds secured by the properties owned by Consolidated VIEs or the manner in which the Partnership’s income is reported to Unitholders on IRS Form K-1.

The unallocated deficit of the Consolidated VIEs is primarily comprised of the accumulated historical net losses of the Consolidated VIEs since the applicable consolidation date. The unallocated deficit of the Consolidated VIEs and the Consolidated VIEs’ net losses subsequent to that date are not allocated to the General Partner and Unitholders as such activity is not contemplated by, or addressed in, the Amended and Restated LP Agreement. The primary purpose of the Partnership is to acquire, hold, sell and otherwise deal with mortgage revenue bonds and other instruments which have been issued to provide construction and/or permanent financing for Residential Properties and other commercial properties. The Mortgage Revenue Bonds, the PHC Certificates, and the MBS Securities segments fulfill this purpose, are long-term investments, and the properties which collateralize the mortgage revenue bonds are not owned or managed by the Partnership.  The MF Property segment is comprised of directly and indirectly owned, actively managed, and controlled multifamily properties. The MF Properties included in this segment are typically financed with third party mortgages.

Effective in 2015, the Company changed its reportable segments due to the classification of the Company’s Consolidated VIEs as discontinued operations. The Consolidated VIE segment was comprised of the results of operations of the underlying collateral for the related mortgage revenue bonds. The Company concluded its investment in the Consolidated VIE segment was not consistent with the Company’s portfolio of assets, as described above.  As such, the Company decided to implement a strategic shift in direction by discontinuing its Consolidated VIE segment. This decision was made for the following reasons:

•

The risk profile of the Consolidated VIE segment was unique as the substance of the investment was the result of the operations of the underlying properties and not the mortgage revenue bonds (which is the form of the investment).The risk profile includes:

•	The underlying properties’ thin capitalization,
•	Related party ownership groups, and
•	The lack of ultimate decision-making authority.
•	The stated purpose of the Company was not to manage properties without having some type of ownership or ability to control the underlying property.
•	Subsequent to the disposition of the Consolidated VIE properties by their owners, the Company does not plan to include this type of investment as part of its strategic direction.

In April 2015, the Partnership entered into brokerage contracts to sell Bent Tree and Fairmont Oaks, Consolidated VIEs. As a result, these entities met the criteria for discontinued operations presentation and have been classified as such in the Company’s consolidated financial statements for all periods presented.  The sales of the Consolidated VIEs were closed in the fourth quarter of 2015 with the gains and results of operations of the Consolidated VIEs reported as part of the discontinued operations in net income for all periods presented. For the year ended December 31, 2015, the Company’s Consolidated VIEs are reported as discontinued operations on the Company’s consolidated financial statements. As of and for the years ended December 31, 2014 and 2013, the Company's two Consolidated VIEs are reported as assets held for sale and discontinued operations on the Company's consolidated financial statements. No net income or loss from these properties’ operations or sale accrued to the Unitholders or the General Partner during 2015 (see Notes 4, 8, 10, 21, and 22).

Acquisition Accounting

Pursuant to the guidance on acquisition accounting, the Partnership allocates the contractual purchase price of a property acquired to the land, building, and leases in existence as of the date of acquisition based on their relative fair values.  The building is valued as if vacant. The estimated valuation of in-place leases is calculated by applying a risk-adjusted discount rate to the projected cash flow deficit at each property during an assumed lease-up period for these properties. This allocated cost is amortized over the average remaining term of the leases and is included in the statement of operations under depreciation and amortization expense. The acquisition related costs to acquire a property are expensed as incurred.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid securities and investments in federally tax-exempt securities with maturities of three months or less when purchased.

Concentration of Credit Risk

The Partnership maintains the majority of its unrestricted cash balances at two financial institutions.  The balances insured by the Federal Deposit Insurance Corporation are equal to $250,000 at each institution.  At various times the cash balances exceeded the $250,000 limit.  The Partnership is also exposed to risk on its short-term investments in the event of non-performance by counterparties.  The Partnership does not anticipate any non-performance.  This risk is minimized significantly by the Partnership’s portfolio being restricted to investment grade securities.

Restricted Cash

Restricted cash is legally restricted to use and is comprised of resident security deposits, required maintenance reserves, escrowed funds, restricted compensating balances, and property rehabilitation.  At December 31, 2015, certain of our credit facilities require restricted cash balances as additional collateral.  Specifically, approximately $5.4 million related to the TEBS Financing facilities, approximately $400,000, related to the M24 Financing facility derivatives, and approximately $1.5 million related to the interest rate swaps were held in restricted cash (see Note 16).

Investment in Mortgage Revenue Bonds and Other Other Investments

The Partnership accounts for its investments in mortgage revenue bonds and other investments under the guidance for accounting for certain investments in debt and equity securities.  The guidance requires investments in securities to be classified as one of the following: 1) held-to-maturity, 2) available-for-sale, or 3) trading securities. All of the Partnership’s investments in mortgage revenue bonds and other investments are classified as available-for-sale, and are reported at estimated fair value with the net unrealized gains or losses reflected in other comprehensive income. Unrealized gains and losses do not affect the cash flow of the bonds, distributions to Unitholders, or the characterization of the interest income of the financial obligation of the underlying collateral.

There is no active trading market for the bonds and price quotes for the bonds are not available.  As a result, the Partnership bases its estimate of fair value of the mortgage revenue bonds using discounted cash flow or yield to maturity analyses performed by management. This calculation methodology encompasses a significant amount of management judgment in its application.  If available, the Partnership may also consider price quotes on similar bonds or other information from external sources, such as pricing services or broker quotes.  Pricing services, broker quotes and the Partnership’s analyses provide indicative pricing only.

The Partnership periodically reviews each of its mortgage revenue bonds for impairment.  The Partnership evaluates whether unrealized losses are considered to be other-than-temporary based on a number of factors including:

•	The duration and severity of the decline in fair value,
•	The Partnership’s intent to hold and the likelihood of it being required to sell the security before its value recovers,
•	Adverse conditions specifically related to the security, its collateral, or both,
•	Volatility of the fair value of the security,
•	The likelihood of the borrower being able to make payments,
•	Failure of the issuer to make scheduled interest or principal payments, and
•	Recoveries or additional declines in fair value after the balance sheet date.

While the Partnership evaluates all available information, it focuses specifically on whether it has the intent to sell the securities prior to the time that their value recovers or until maturity, whether it is likely that the Partnership will be required to sell the securities before a recovery in value and whether the Partnership expects to recover the securities’ entire amortized cost basis.  The ability to recover the securities’ entire amortized cost basis is based on the likelihood of the issuer being able to make required principal and interest payments on the security.  The primary source of repayment of the amortized cost is the cash flows produced by the property which serve as the collateral for the bonds.  The Partnership utilizes a discounted cash flow model for the underlying property that serves as collateral on the bond and compares the results of the model to the amortized cost basis of the bond.  These models reflect the cash flows expected to be generated by the underlying properties over a ten year period, including an assumed property sale at the end of year ten, discounted using the effective interest rate on the bonds in accordance with the accounting guidance on other-than-temporary impairment of debt securities.  The inputs to these models require the Partnership to make assumptions, the most significant of which include:

•

Revenue and expense projections for the property operations, which result in the estimated net operating income generated over the ten year holding period assumed in the model.  Base year (model year one) assumptions are based on historical financial results and operating budget information.  Base year assumptions are then adjusted for expected changes in occupancy, rental rates and expenses, and

•

The capitalization rate utilized to estimate the sales proceeds from an assumed property sale in year ten of the model.  The capitalization rate used in the current year models ranged between 5.3% and 7.5% which the Partnership believes represents a reasonable range given the current market for Residential Properties.

The revenue, expense and resulting net operating income projections which are the basis for the discounted cash flow model are based on judgment.  Operating results from a multifamily, student, or senior citizen residential property depend on the rental and occupancy rates of the property and the level of operating expenses.  Occupancy rates and rents are directly affected by the supply of and demand for multifamily residential properties in the market areas in which a property is located.  This, in turn, is affected by several factors such as local or national economic conditions, the amount of new apartment construction and interest rates on single-family mortgage loans. Net operating income from the commercial property depends on the number of cancer patients which utilize the cancer therapy center and the ability to hire and retain key employees to provide the related cancer treatment. In addition, factors such as government regulation, inflation, real estate and other taxes, labor problems and natural disasters can affect the economic operations of a property.

If the discounted cash flows from a property are less than the amortized cost of the bond, the Partnership believes that there is a strong indication that the cash flows from the property will not support the payment of the required principal and interest on the bond and, accordingly, the bond is considered other-than-temporarily impaired.  If an other-than-temporary impairment exists, the amortized cost basis of the mortgage revenue bond is written down to its estimated fair value.  The amount of the write-down representing a credit loss is accounted for as a realized loss on the statement of operations.  The amount of the write-down representing a non-credit loss is recorded to other comprehensive income.  The difference between the amortized cost basis and the discounted cash flows using the effective interest rate represents the credit loss.  Any residual decline in value would be considered the interest related loss or non-credit loss.  The recognition of an other-than-temporary impairment and the potential impairment analysis are subject to a considerable degree of judgment, the results of which when applied under different conditions or assumptions could have a material impact on the financial statements. If the Partnership experiences deterioration in the values of its investment portfolio, the Partnership may incur impairments to its investment portfolio which could negatively impact the Partnership’s financial condition, cash flows, and reported earnings.

The Partnership owns some mortgage revenue bonds which were purchased at a discount or premium. The discount or premium on an investment is amortized on an effective yield method and the result is realized in investment income in the current period.

The Partnership eliminates the mortgage revenue bonds and the associated interest income and interest receivable when it consolidates the underlying real estate collateral in accordance with implementation of the consolidation guidance for variable interest entities.

Investment in PHC Certificates and MBS Securities

The Partnership accounts for its investments in PHC Certificates and MBS Securities under the guidance for accounting for certain investments in debt and equity securities.  The guidance requires investments in securities to be classified as one of the following: 1) held-to-maturity, 2) available-for-sale, or 3) trading securities. All of the Partnership’s PHC Certificates and MBS Securities investments are classified as available-for-sale, and are reported at estimated fair value with the net unrealized gains or losses reflected in other comprehensive income. Unrealized gains and losses do not affect the cash flow of the bonds, distributions to Unitholders, or the characterization of the interest income of the financial obligation of the underlying collateral.

There is no active trading market for the PHC Certificates and price quotes are not available.  The estimates of the fair values of the PHC Certificates are based on a yield to maturity analysis which begins with the current market yield rate for a “AAA” rated tax-free municipal bond for a term consistent with the weighted-average life of each of the PHC Certificates adjusted largely for unobservable inputs the Partnership believes would be used by market participants. The Partnership’s valuation encompasses judgment in its application and pricing as determined by pricing services, when available, is compared to the Partnership’s estimates.

The Partnership periodically reviews each class of PHC Certificates for impairment. The Partnership evaluates whether a decline in the fair value of a PHC Certificate below its amortized cost is other-than temporary based on a number of factors including:

•	The duration and severity of the decline in fair value,
•	The Partnership’s intent to hold and the likelihood of it being required to sell the security before its value recovers,
•	Downgrade in the security’s rating by S&P,
•	Volatility of the fair value of the security.

The Partnership values each MBS security based upon prices obtained from a third party pricing service, which are indicative of market activity.  The valuation methodology of the Partnership’s third party pricing service incorporates commonly used market pricing methods, trading activity observed in the market place, and other data inputs. The methodology also considers the underlying characteristics of each security, which are also observable inputs, including: coupon; maturity date; loan age; reset date; collateral type; geography; and prepayment speeds.  The Partnership analyzes pricing data received from the third party pricing service by comparing it to valuation information obtained from at least one other third party pricing service and ensuring they are within a tolerable range of difference which the Partnership estimates as 7.5%.  The Partnership also looks at observations of trading activity in the market place when available.

The Partnership periodically reviews each MBS Security for impairment. The Partnership evaluates whether a decline in the fair value of a security below its amortized cost is other-than-temporary based on a number of factors including the duration and severity of the decline in fair value and the Partnership’s intent and ability to hold the security until its value recovers.  Each MBS Security has been rated either “AAA” or “AA” by either S&P or Moody’s.  A downgrade in rating for each MBS Security or new issuances of similar MBS Securities with ratings by S&P or Moody’s below the “A” rating would be a factor in concluding that impairment is other-than-temporary.

Investments in Real Estate

The Partnership’s investments in real estate are carried at cost less accumulated depreciation. Depreciation of real estate is based on the estimated useful life of the related asset, generally 19-40 years on multifamily, student housing, and senior citizen residential apartment buildings and five to 15 years on capital improvements and is calculated using the straight-line method. Maintenance and repairs are charged to expense as incurred, while improvements, renovations, and replacements are capitalized. The Partnership also holds land held for investment and development which is reported at cost.

The Partnership reviews each property and land held for investment and development for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value of a property may not be recoverable. The review of recoverability is based upon comparing the net book value of each real estate property to the sum of its estimated undiscounted future cash flows. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value of the property exceeds its estimated fair value.

Taxable Property Loans

In addition to the mortgage revenue bonds held by the Partnership, taxable property loans have been made to the owners of some of the properties which secure the bonds.  The repayment of these taxable property loans is dependent largely on the value of the property or its cash flows which collateralize the loans.  The Partnership periodically evaluates these loans for potential losses by estimating the fair value of the property which collateralizes the loans and comparing the fair value to the outstanding mortgage revenue bonds plus any taxable property loans.  The Partnership utilizes the discounted cash flow model (“DCF”) discussed above except that in estimating a property fair value, the Partnership evaluates a number of different DCF models that contain varying assumptions.  The various models may assume multiple revenue and expense scenarios, various capitalization rates, and multiple discount rates.  The Partnership may also consider other information such as independent appraisals in estimating a property’s fair value.

If the estimated fair value of the property after deducting the amortized cost basis of the senior mortgage revenue bond exceeds the principal balance of the taxable property loan then no potential loss is indicated and no allowance for loan loss is recorded.  If a potential loss is indicated, an allowance for loan loss is recorded against the outstanding loan amount and a loss is realized.  The determination of the need for an allowance for loan loss is subject to considerable judgment. For the years ended December 31, 2015 2014 and 2013, the Partnership recognized a provision for loan losses of approximately $0, $75,000 and $168,000, respectively (see Note 9).

Accounting for TEBS and TOB Financing Arrangements

The Partnership has evaluated the accounting guidance in regard to the M33, M31, and M24 TEBS and TOB Financing arrangements (Note 12) and has determined that the securitization transactions do not meet the accounting criteria for a sale or transfer of financial assets and will, therefore, be accounted for as secured financing transactions.  More specifically, the guidance on transfers and servicing sets forth the conditions that must be met to de-recognize a transferred financial asset.  This guidance provides, in part, that the transferor has surrendered control over transferred assets if and only if the transferor does not maintain effective control over the transferred assets through any of the following:

1.	An agreement that both entitles and obligates the transferor to repurchase or redeem them before their maturity,
2.	The ability to unilaterally cause the holder to return specific assets, other than through a cleanup call, or
3.

An agreement that permits the transferee to require the transferor to repurchase the transferred financial assets at a price that is so favorable to the transferee that it is probable that the transferee will require the transferor to repurchase them.

The M33, M31, and M24 TEBS Financing agreements contain certain provisions that allow the Partnership to (1) cause the return of certain individual bonds under defined circumstances, (2) cause the return of all of the bonds by electing an Optional Series Pool Release or (3) cause the return of any defaulted bonds.  The Optional Series Pool Release is defined in the agreements closed in 2010 as two specific dates, September 15, 2017, or September 15, 2020, on which the Partnership has the option to repurchase all of the securitized bonds.  The Optional Series Pool Release is defined in the agreements closed in 2014 as two specific dates, July 15, 2019 or July 15, 2024, on which the Partnership has the option to repurchase all of the securitized bonds.  The Optional Series Pool Release is defined in the agreements closed in 2015 as two specific dates, July 15, 2020 or July 15, 2025, on which the Partnership has the option to repurchase all of the securitized bonds. Given these terms, the Partnership has concluded that the condition in item 2 above is present in the agreements and, therefore, effective control over the transferred assets has not occurred.  As effective control has not been transferred, the transaction does not meet the conditions to de-recognize the assets. The TOB Financing agreements contain certain provisions that allow the Partnership to call the bonds held in the TOB Trusts through their ownership of the LIFERS so effective control has not been transferred.

In addition to evaluating the M33, M31, and M24 TEBS Financings as a sale or transfer of financial assets, we have evaluated the securitization trusts associated with the TEBS Financing facilities, the M33 TEBS Trust, M31 TEBS Trust, and M24 TEBS Trust, under the provisions of consolidation guidance.  As part of the M33, M31, and M24 TEBS Financings, certain bond assets of the Partnership were securitized into the M33, M31, and M24 TEBS Trusts with Freddie Mac.  The M33, M31 and M24 TEBS Trusts then issued Class A and B TEBS Certificates.  Other Partnership investments are securitized into TOB Trusts with DB.  The TOB trustee then issued senior floating-rate participation interests (“SPEARS”) and LIFERS.  The Partnership has determined that the M33, M31, and M24 TEBS Trusts are VIEs and the Class B Certificates owned by the Partnership create a variable interest in the M33, M31, and M24 TEBS Trusts.  It was also determined that the TOB Trusts are VIEs and the LIFERS owned by the Partnership create a variable interest entity in the TOB Trusts.

In determining the primary beneficiary of the M33, M31, and M24 TEBS Trusts and TOB Trusts, the Partnership considered the activities of each of the VIEs which most significantly impact the VIE’s economic performance, who has the power to control such activities, the risks which the entity was designed to create, the variability associated with those risks and the interests which absorb such variability.  The Partnership has retained the right, pursuant to the M33, M31, and M24 TEBS Financing agreements, to either substitute or reacquire some or all of the securitized bonds at various future dates and under various circumstances.  As a result, the Partnership determined it had retained a controlling financial interest in the M33, M31, and M24 TEBS Trusts because such actions effectively provide the Partnership with the ability to control decisions pertaining to the VIE’s management of interest rate and credit risk.  While in the M33, M31, and M24 TEBS Trusts, the bond assets may only be used to settle obligations of the trusts and the liabilities of the trusts do not provide the Class A certificate holders with recourse to the general credit of the Partnership.

The Partnership also determined it was the primary beneficiary of the TOB Trusts as it has the right to cause each TOB trust to sell the securitized asset in each specific TOB Trust.  If the securitized assets were sold, the extent to which the VIE will be exposed to gains or losses from changes in the fair market value of the securitized assets would result from decisions made by the Partnership.

It was determined that the Partnership met the primary beneficiary criteria and was the most closely associated with the VIE and, therefore, was determined to be the primary beneficiary under these financing arrangements.  Given these accounting determinations, the M33, M31, and M24 TEBS and TOBS Financing facilities and the associated M33, M31, and M24 TEBS and TOBS Financings are presented as secured financing to the Company’s consolidated financial statements.

Bond Purchase Commitments

The bond purchase commitments held by the Partnership have no cost. The commitments are required to be measured and recorded at fair value, which is estimated under the same methodology as the Partnership’s mortgage revenue bonds in the Company’s consolidated financial statements (see Notes 5, 17, and 18).

Deferred Financing Costs

The Partnership implemented Accounting Standards Update (“ASU”) 2015-03, “Interest – Imputation of Interest (Subtopic 835-30)” in the first quarter of 2016. The new accounting guidance changed the presentation of deferred financing costs in the consolidated financial statements to present them as a direct deduction from the related debt liability rather than as Other Assets and is applied retrospectively. The new accounting guidance did not change the presentation of deferred financing costs related to lines of credit, so these continue to be reported as Other Assets.

Debt financing costs are capitalized and amortized utilizing the effective interest method over the stated maturity of the related debt financing agreement. Bond issuance costs are capitalized and amortized utilizing the effective interest method over the stated maturity of the related mortgage revenue bonds.   As of December 31, 2015 and 2014, net debt financing costs of $4.9 million and $3.7 million were recorded as deductions to debt financing, respectively, and net deferred financing costs of $470,000 and $676,000 were recorded as deductions to mortgages payable, respectively. As of December 31, 2015 and 2014, other net financing costs and bond issuance costs of $487,000 and $244,000  were included in other assets, respectively. The amortization of deferred financing costs are reflected with depreciation on the Company’s consolidated financial statements for all periods presented.

Income Taxes

No provision has been made for income taxes because the Unitholders are required to report their share of the Partnership’s taxable income for federal and state income tax purposes.  Certain of the Consolidated VIEs and wholly-owned subsidiaries of the Partnership are corporations that are subject to federal and state income taxes.  At December 31, 2015 and 2014, the Partnership evaluated whether it was more likely than not that any deferred tax assets would be realized.  The Partnership recorded a full valuation allowance of approximately $405,000 and $8.5 million at December 31, 2015 and 2014, respectively against the deferred tax assets created at these entities by timing differences because the realization of these future benefits is not more likely than not.

Revenue Recognition on Investments in Mortgage Revenue Bonds

The interest income received by the Partnership from its mortgage revenue bonds is dependent upon the net cash flow of the underlying properties. Base interest income on fully performing mortgage revenue bonds is recognized as it is earned. Base interest income on mortgage revenue bonds not fully performing is recognized as it is received. Past due base interest on mortgage revenue bonds, which are or were previously not fully performing, is recognized as it is received. The Partnership reinstates the accrual of base interest once the mortgage revenue bond’s ability to perform is adequately demonstrated. Contingent interest income, which is only received by the Partnership if the property financed by a mortgage revenue bond that contains a contingent interest provision generates excess available cash flow as set forth in each bond, is recognized when realized or realizable.  Past due contingent interest on mortgage revenue bonds, which are or were previously not fully performing, is recognized when realized or realizable.  As of December 31, 2015 and 2014, the Partnership’s mortgage revenue bonds were fully performing as to their base interest.

Revenue Recognition on Investments in Real Estate, MBS, and PHC Certificates

The Partnership’s Consolidated VIEs and the MF Properties (see Note 8) are lessors of multifamily, student housing, and senior citizen rental units under leases with terms of one year or less. Rental revenue is recognized, net of rental concessions, on a straight-line method over the related lease term.

Interest income on the MBS and PHC Certificates is recognized as it is earned (see Notes 6 and 7).

Derivative Instruments and Hedging Activities

The Partnership accounts for its derivative and hedging activities in accordance with the guidance on Derivatives and Hedging.  The guidance on Derivatives and Hedging requires the recognition of all derivative instruments as assets or liabilities in the Company’s consolidated balance sheets and measurement of these instruments at fair value. The accounting treatment is dependent upon whether or not a derivative instrument is designated as a hedge and, if so, the type of hedge.  The Partnership’s interest rate derivative agreements do not have a specific hedge designation under the guidance on derivatives and hedging, and therefore changes in fair value are recognized in the consolidated statements of operations as interest expense.  The Partnership is exposed to loss should a counterparty to its derivative instruments default.  The Partnership does not anticipate non-performance by any counterparty.  The fair value of the interest rate derivative agreements is determined based upon current price quotes by recognized dealers.

Net Income per BUC

Net income per BUC has been calculated based on the weighted average number of BUCs outstanding during each year presented. The Partnership has no dilutive equity securities and, therefore, basic net income per BUC is the same as diluted net income per BUC. The BUCs earnings are comprised of 99% of all net recurring income from the Partnership and 75% of Tier 2 income. The net income per BUCs includes no amounts related to the results of operations or the sales of the Consolidated VIEs.

Use of Estimates in Preparation of Consolidated Financial Statements

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  The most significant estimates and assumptions include those used in determining investment valuation, investment impairments, impairment of property assets, and allowance for loan losses.

3. Partnership Income, Expenses and Cash Distributions

The Amended and Restated LP Agreement contains provisions for the distribution of Net Interest Income, Net Residual Proceeds and Liquidation Proceeds, for the allocation of income or loss from operations and for the allocation of income and loss arising from a repayment, sale or liquidation of investments. Income and losses will be allocated to each Unitholder on a periodic basis, as determined by the General Partner, based on the number of BUCs held by each Unitholder as of the last day of the period for which such allocation is to be made. Distributions of Net Interest Income and Net Residual Proceeds will be made to each Unitholder of record on the last day of each distribution period based on the number of BUCs held by each Unitholder as of such date. For purposes of the Amended and Restated LP Agreement, cash distributions, if any, received by the Partnership from the Investment in MF Properties (see Note 8) will be included in the Partnership’s Interest Income and cash distributions received by the Partnership from the sale of such properties will be included in the Partnership Residual Proceeds.

Cash distributions are currently made on a quarterly basis but may be made on a monthly or semiannual basis at the election of AFCA 2. On each distribution date, Net Interest Income is distributed 99% to the Unitholders and 1% to AFCA 2 and Net Residual Proceeds are distributed 100% to Unitholders except that Net Interest Income and Net Residual Proceeds representing contingent interest in an amount equal to 0.9% per annum of the principal amount of the mortgage revenue bonds on a cumulative basis (defined as Net Interest Income (Tier 2) and Net Residual Proceeds (Tier 2), respectively) are distributed 75% to the Unitholders and 25% to AFCA 2.

The unallocated deficit of the Consolidated VIEs is primarily comprised of the accumulated historical net losses of the Consolidated VIEs. The unallocated deficit of the Consolidated VIEs and the Consolidated VIEs’ net losses subsequent to that date are not allocated to the General Partner and Unitholders as such activity is not contemplated by, or addressed in, the Amended and Restated LP Agreement. The Consolidated VIEs were sold during 2015, therefore the unallocated deficit of the Consolidated VIEs is zero on December 31, 2015 (see Note 2, “Principles of Consolidation”).

The distributions paid or accrued per BUC during the fiscal years ended December 31, 2015, 2014, and 2013 were as follows:

	For the Year Ended December 31,
	2015	2014	2013
Cash Distributions	$0.5000	$0.5000	$0.5000

4. Variable Interest Entities

Although Residential Properties financed with mortgage revenue bonds held by the Partnership are owned by separate entities in which the Partnership has no equity ownership interest, the debt financing provided by the Partnership creates a variable interest in these ownership entities that may require the Partnership to report the assets, liabilities and results of operations of these entities on a consolidated basis under GAAP. Under consolidation guidance, the Partnership must make an evaluation of these entities to determine if they meet the definition of a VIE.

In April 2015, the Partnership entered into brokerage contracts to sell Bent Tree and Fairmont Oaks, Consolidated VIEs. As a result, these entities met the criteria for discontinued operations presentation and have been classified as such in the Company’s consolidated financial statements for all periods presented. For additional details, see Note 2, “Principles of Consolidation”.

The Partnership does not hold an equity interest in these VIEs. Therefore, the assets of the VIEs cannot be used to settle the general commitments of the Partnership and the Partnership is not responsible for the commitments and liabilities of the VIEs. The primary risks to the Partnership associated with these VIEs include the entities’ ability to meet debt service obligations to the Partnership and the valuation of the underlying Residential Properties which serves as bond collateral.

The following is a discussion of the significant judgments and assumptions made by the Partnership in determining the primary beneficiary of the VIE and, therefore, whether the Partnership must consolidate the VIE.

Consolidated VIEs

In determining the primary beneficiary of these VIEs, the Partnership considers the activities of the VIE which most significantly impact the VIEs’ economic performance, who has the power to control such activities, the risks which the entities were designed to create, the variability associated with those risks and the interests which absorb such variability.  The Partnership also considers the related party relationship of the entities involved in the VIEs. It was determined that the Partnership, as part of the related party group, met both of the primary beneficiary criteria and was the most closely associated with the VIEs and, therefore, was determined to be the primary beneficiary.

The capital structure of Bent Tree and Fairmont Oaks VIEs consisted of senior debt, subordinated debt, and equity capital. The senior debt was in the form of a mortgage revenue bond and accounts for the majority of the total capital of each VIE. As the bondholder, the Partnership was entitled to principal and interest payments and has certain protective rights as established by the bond documents. The equity ownership in these entities is ultimately held by corporations which are owned by three individuals, one of which is a related party. Additionally, each of these properties is managed by an affiliate of the Partnership, Properties Management, which is an affiliate of Burlington.

The Partnership determined it was the primary beneficiary of the Bent Tree and Fairmont Oaks VIEs, the Consolidated VIEs. The sales of the Consolidated VIEs were closed in the fourth quarter of 2015 with the gains and results of operations of the Consolidated VIEs reported as part of the discontinued operations in net income for all periods presented. For the year ended December 31, 2015, the Company’s Consolidated VIEs are reported as discontinued operations on the Company’s consolidated financial statements. As of and for the year ended December 31, 2014, the Company's two Consolidated VIEs are reported as assets held for sale and discontinued operations on the Company's consolidated financial statements. The Company has also eliminated the Consolidated VIE segment as a reportable segment. No net income or loss from these properties’ operations or sale accrued to the Unitholders or the General Partner during 2015. For additional details, see Notes 2, 8, 10, 21, and 22 to the Company’s consolidated financial statements.

Non-Consolidated VIEs

On December 31, 2015 and 2014, the Company did not consolidate fifteen and nine, respectively, VIE entities. The significant activities of the VIE that impact the economic performance of the entity include leasing and maintaining multifamily residential properties, determining if the property is to be sold, decisions relating to debt refinancing, the selection of or replacement of the property manager and the approval of the operating and capital budgets. While the capital structures of these VIEs resulted in the Partnership holding a majority of the variable interests in these VIEs, the Partnership determined it does not have the power to direct the activities of these VIEs that most significantly impact the VIEs’ economic performance and, as a result, is not the primary beneficiary of these VIEs.

The following tables present information regarding the Non-Consolidated VIEs held by the Partnership as of December 31, 2015 and 2014:

	December 31, 2015
	Balance Sheet Classification		Maximum Exposure to Loss
	Mortgage Revenue Bond	Property Loan	Mortgage Revenue Bond	Property Loan
Ashley Square Apartments	$5,607,163	$1,482,000	$5,099,000	$7,942,472
Bruton Apartments	20,046,839	-	18,145,000	-
Columbia Gardens	15,224,597	-	15,224,597	-
Cross Creek	9,034,294	3,624,614	6,101,605	3,624,614
Glenview Apartments	6,926,243	-	6,723,000	-
Harden Ranch	7,628,981	-	6,960,000	-
Montclair Apartments	3,569,573	-	3,458,000	-
Santa Fe Apartments	4,884,102	-	4,736,000	-
Seasons at Simi Valley	6,724,110	-	6,320,000	-
Sycamore Walk	5,447,000	-	5,447,000	-
Tyler Park Apartments	6,562,209	-	6,075,000	-
Vantage at Braunfels, LLC	-	4,364,787	-	4,364,787
Vantage at Brooks, LLC	-	3,533,104	-	3,533,104
Westside Village Market	4,172,340	-	3,970,000	-
Willow Run	15,224,591	-	15,224,591	-
	$111,052,042	$13,004,505	$103,483,793	$19,464,977

	December 31, 2014
	Balance Sheet Classification		Maximum Exposure to Loss
	Mortgage Revenue Bond	Property Loan	Mortgage Revenue Bond	Property Loan
Ashley Square Apartments	$5,645,559	$1,482,000	$5,159,000	$7,534,002
Bruton Apartments	18,145,000	-	18,145,000	-
Cross Creek	8,617,079	3,528,615	6,074,817	3,528,615
Glenview Apartments	6,723,000	-	6,723,000	-
Harden Ranch	9,300,000	-	9,300,000	-
Montclair Apartments	3,458,000	-	3,458,000	-
Santa Fe Apartments	4,736,000	-	4,736,000	-
Tyler Park Apartments	8,100,000	-	8,100,000	-
Westside Village Market	5,400,000	-	5,400,000	-
	$70,124,638	$5,010,615	$67,095,817	$11,062,617

The following table provides information regarding the Consolidated VIEs, which are included in assets held for sale, at December 31, 2014 in the Partnership’s financial statements. In addition to the mortgage revenue bonds detailed below, the Partnership has made taxable property loans to these consolidated VIEs of $7.4 million as of December 31, 2014. These were eliminated upon consolidation. The Consolidated VIEs were sold in the fourth quarter of 2015, therefore there were no assets held for sale reported as of December 31, 2015. The total income earned from the mortgage revenue bonds in 2015 was approximately $821,000.

VIEs, Assets Held for Sale - December 31, 2014
Property Name	Location	Maturity Date	Base Interest Rate	Principal Outstanding at December 31, 2014	Income Earned in 2014

Bent Tree Apartments (1)	Columbia, SC	12/15/2030	6.25%	$7,465,000	$468,859
Fairmont Oaks Apartments (1)	Gainesville, FL	4/1/2033	6.30%	7,266,000	460,420
Total Mortgage Revenue Bonds				$14,731,000	$929,279

(1) Bonds held by ATAX TEBS I, LLC

5. Investments in Mortgage Revenue Bonds

Each of the mortgage revenue bonds were issued by various state and local governments, their agencies and authorities to finance the construction or rehabilitation of income-producing real estate properties. However, the mortgage revenue bonds do not constitute an obligation of any state or local government, agency or authority and no state or local government, agency or authority is liable on them, nor is the taxing power of any state or local government pledged to the payment of principal or interest on the mortgage revenue bonds. The mortgage revenue bonds are non-recourse obligations of the respective owners of the properties. The sole source of the funds to pay principal and interest on the mortgage revenue bonds is the net cash flow or the sale or refinancing proceeds from the properties. Each mortgage revenue bond, however, is collateralized by a mortgage on all real and personal property included in the related property and bears interest at a fixed rate and two of the mortgage revenue bonds provide for the payment of additional contingent interest that is payable from available net cash flow generated by the financed property.

The following tables present information regarding the mortgage revenue bonds owned by the Partnership as of December 31, 2015 and 2014:

	December 31, 2015
Description of Mortgage Revenue Bonds Held in Trust	Cost Adjusted for Paydowns	Unrealized Gain	Unrealized Loss	Estimated Fair Value
Arbors at Hickory Ridge (3)	$11,565,657	$1,767,508	$-	$13,333,165
Ashley Square (1)	5,099,000	508,163	-	5,607,163
Avistar at Chase Hill - Series A (3)	9,935,552	1,133,024	-	11,068,576
Avistar at the Crest - Series A (3)	9,637,485	1,301,224	-	10,938,709
Avistar at the Oaks - Series A (3)	7,777,936	840,159	-	8,618,095
Avistar at the Parkway - Series A (4)	13,300,000	330,251	-	13,630,251
Avistar in 09 - Series A (3)	6,715,948	725,445	-	7,441,393
Avistar on the Boulevard - Series A (3)	16,418,497	1,872,323	-	18,290,820
Avistar on the Hills - Series A (3)	5,373,756	693,096	-	6,066,852
Bella Vista (1)	6,430,000	766,135	-	7,196,135
Bridle Ridge (1)	7,595,000	817,222	-	8,412,222
Brookstone (1)	7,468,668	1,436,203	-	8,904,871
Bruton Apartments (2)	18,145,000	1,901,839	-	20,046,839
Columbia Gardens (2)	15,224,597	-	-	15,224,597
Concord at Gulfgate - Series A (2)	17,060,000	852,612	-	17,912,612
Concord at Little York - Series A (2)	12,480,000	688,441	-	13,168,441
Concord at Williamcrest - Series A (2)	18,020,000	1,182,543	-	19,202,543
Copper Gate Apartments (3)	5,185,000	616,341	-	5,801,341
Cross Creek (1)	6,101,605	2,932,689	-	9,034,294
Decatur Angle (2)	23,000,000	1,582,083	-	24,582,083
Glenview Apartments - Series A (4)	4,670,000	210,572	-	4,880,572
Greens Property - Series A (3)	8,294,000	1,138,270	-	9,432,270
Harden Ranch - Series A (3)	6,960,000	668,981	-	7,628,981
Heritage Square - Series A (4)	11,185,000	273,488	-	11,458,488
Lake Forest (1)	8,766,000	1,177,745	-	9,943,745
Live 929 Apartments (2)	40,801,557	5,829,855	-	46,631,412
Montclair Apartments - Series A (4)	2,530,000	114,079	-	2,644,079
Pro Nova 2014-1 and 2014-2 (2)	19,379,489	1,182,900	-	20,562,389
Ohio Properties - Series A (1)	14,311,000	2,690,867	-	17,001,867
Renaissance - Series A (4)	11,450,959	1,233,077	-	12,684,036
Runnymede (1)	10,350,000	1,600,938	-	11,950,938
Santa Fe Apartments - Series A (4)	3,065,000	154,067	-	3,219,067
Silver Moon - Series A (4)	7,983,811	1,246,349	-	9,230,160
Southpark (1)	11,799,874	3,990,882	-	15,790,756
The Palms at Premier Park Apartments (3)	20,001,272	2,505,091	-	22,506,363
Tyler Park Townhomes - Series A (3)	6,075,000	487,209	-	6,562,209
Vantage at Harlingen - Series B (4)	24,575,000	1,765,139	-	26,340,139
Vantage at Judson -Series B (4)	26,540,000	2,613,606	-	29,153,606
Westside Village Market - Series A (3)	3,970,000	202,340	-	4,172,340
Willow Run (2)	15,224,591	-	-	15,224,591
Woodlynn Village (1)	4,351,000	466,471	-	4,817,471
Mortgage revenue bonds held in trust	$484,817,254	$51,499,227	$-	$536,316,481

(1) Bonds owned by ATAX TEBS I, LLC, see Note 12

(2) Bond held by Deutsche Bank in a secured financing transaction, see Note 12

(3) Bonds owned by ATAX TEBS II, LLC, see Note 12

(4) Bonds owned by ATAX TEBS III, LLC, see Note 12

	December 31, 2015
Description of Mortgage Revenue Bonds	Cost Adjusted for Paydowns	Unrealized Gain	Unrealized Loss	Estimated Fair Value
Avistar at Chase Hill - Series B	$961,981	$109,878	$-	$1,071,859
Avistar at the Crest - Series B	756,626	86,428	-	843,054
Avistar at the Oaks - Series B	553,244	63,533	-	616,777
Avistar at the Parkway - Series B	125,000	-	(979)	124,021
Avistar in 09 - Series B	456,376	52,409	-	508,785
Avistar on the Boulevard - Series B	449,589	51,356	-	500,945
Concord at Gulfgate - Series B	2,125,000	76,802	-	2,201,802
Concord at Little York - Series B	960,000	-	(6,711)	953,289
Concord at Williamcrest - Series B	2,800,000	-	(19,573)	2,780,427
Crossing at 1415	7,925,000	214,091	-	8,139,091
Glenview Apartments - Series B	2,053,000	-	(7,329)	2,045,671
Greens Property - Series B	943,214	142,442	-	1,085,656
Heights at 515	6,945,000	185,268	-	7,130,268
Heritage Square - Series B	520,000	6,185	-	526,185
Montclair Apartments - Series B	928,000	-	(2,506)	925,494
Ohio Properties - Series B	3,562,190	514,997	-	4,077,187
Santa Fe Apartments - Series B	1,671,000	-	(5,965)	1,665,035
Seasons at Simi Valley	6,320,000	404,110	-	6,724,110
Sycamore Walk	5,447,000	-	-	5,447,000
Mortgage revenue bonds	$45,502,220	$1,907,499	$(43,063)	$47,366,656

	December 31, 2014
Description of Mortgage Revenue Bonds Held in Trust	Cost Adjusted for Paydowns	Unrealized Gain	Unrealized Loss	Estimated Fair Value
Arbors at Hickory Ridge (3)	$11,570,933	$1,792,303	$-	$13,363,236
Ashley Square (1)	5,159,000	486,559	-	5,645,559
Avistar at Chase Hill - Series A (3)	10,000,000	1,196,800	-	11,196,800
Avistar at the Crest - Series A (3)	9,700,000	1,419,692	-	11,119,692
Avistar at the Oaks - Series A (3)	7,800,000	869,622	-	8,669,622
Avistar in 09 - Series A (3)	6,735,000	750,885	-	7,485,885
Avistar on the Boulevard - Series A (3)	16,525,000	2,418,599	-	18,943,599
Avistar on the Hills - Series A (3)	5,389,000	743,520	-	6,132,520
Bella Vista (1)	6,490,000	625,571	-	7,115,571
Bridle Ridge (1)	7,655,000	659,249	-	8,314,249
Brookstone (1)	7,468,888	1,360,589	-	8,829,477
Bruton Apartments (2)	18,145,000	1,455,955	-	19,600,955
Copper Gate Apartments (3)	5,220,000	563,656	-	5,783,656
Cross Creek (1)	6,074,817	2,542,262	-	8,617,079
Decatur Angle (2)	23,000,000	919,540	-	23,919,540
Greens Property - Series A (3)	8,366,000	1,005,119	-	9,371,119
Harden Ranch - Series A (3)	6,960,000	511,421	-	7,471,421
Lake Forest (1)	8,886,000	1,003,614	-	9,889,614
Live 929 Apartments (2)	40,895,739	3,797,745	-	44,693,484
Pro Nova 2014-1 and 2014-2 (2)	20,095,169	1,043,431	-	21,138,600
Ohio Properties - Series A (1)	14,407,000	2,444,034	-	16,851,034
Runnymede (1)	10,440,000	1,385,910	-	11,825,910
Southpark (1)	11,842,206	3,743,692	-	15,585,898
The Palms at Premier Park Apartments (3)	20,152,000	2,680,619	-	22,832,619
The Suites on Paseo (2)	35,450,000	3,193,691	-	38,643,691
Tyler Park Apartments - Series A (3)	6,075,000	345,060	-	6,420,060
Westside Village Market - Series A (3)	3,970,000	225,496	-	4,195,496
Woodlynn Village (1)	4,390,000	376,706	-	4,766,706
Mortgage revenue bonds held in trust	$338,861,752	$39,561,340	$-	$378,423,092

(1) Bonds owned by ATAX TEBS I, LLC, see Note 12

(2) Bond held by Deutsche Bank in a secured financing transaction, see Note 12

(3) Bonds owned by ATAX TEBS II, LLC, see Note 12

	December 31, 2014
Description of Mortgage Revenue Bonds	Cost Adjusted for Paydowns	Unrealized Gain	Unrealized Loss	Estimated Fair Value
Avistar at Chase Hill - Series B	$965,000	$144,769	$-	$1,109,769
Avistar at the Crest - Series B	759,000	124,286	-	883,286
Avistar at the Oaks - Series B	554,000	54,325	-	608,325
Avistar in 09 - Series B	457,000	50,608	-	507,608
Avistar on the Boulevard - Series B	451,000	73,851	-	524,851
Greens Property - Series B	945,638	376,203	-	1,321,841
Glenview Apartments	6,723,000	-	-	6,723,000
Harden Ranch - Series B	2,340,000	-	(1,501)	2,338,499
Heritage Square	11,705,000	1,109,125	-	12,814,125
Montclair Apartments	3,458,000	-	-	3,458,000
Ohio Properties - Series B	3,573,430	668,542	-	4,241,972
Renaissance	12,675,000	1,055,807	-	13,730,807
Santa Fe Apartments	4,736,000	-	-	4,736,000
Tyler Park - Series B	2,025,000	-	(17,395)	2,007,605
Vantage at Harlingen	6,692,000	707,813	-	7,399,813
Vantage at Judson	6,049,000	717,230	-	6,766,230
Westside Village - Series B	1,430,000	-	(686)	1,429,314
Mortgage revenue bonds	$65,538,068	$5,082,559	$(19,582)	$70,601,045

Valuation - As all of the Partnership’s investments in mortgage revenue bonds are classified as available-for-sale securities, they are carried on the balance sheets at their estimated fair values. As of December 31, 2015, the weighted average base rate of the mortgage revenue bonds reported in the consolidated financial statements was approximately 6.3% per annum. Due to the limited market for the mortgage revenue bonds, these estimates of fair value do not necessarily represent what the Partnership would actually receive in a sale of the bonds. There is no active trading market for the bonds and price quotes for the bonds are not generally available. As of December 31, 2015 and December 31, 2014, all of the Partnership’s mortgage revenue bonds were valued using discounted cash flow or yield to maturity analysis performed by management. The Partnership’s valuation encompasses judgment in its application. The key assumption in the Partnership’s yield to maturity analysis is the range of effective yields on the individual bonds. At December 31, 2015, the range of effective yields on the individual bonds was 4.2% to 12.1% per annum. Additionally, the Partnership calculated the sensitivity of the key assumption used in calculating the fair values of these bonds. Assuming an immediate ten percent adverse change in the key assumption, the effective yields on the individual bonds would increase to a range of 4.6% to 13.3% per annum and would result in additional unrealized losses on the bond portfolio of approximately $35.7 million. This sensitivity analysis is hypothetical and is as of a specific point in time. The results of the sensitivity analysis may not be indicative of actual changes in fair value and should be used with caution. If available, the Partnership may also consider price quotes on similar bonds or other information from external sources, such as pricing services. Pricing services, broker quotes and the Partnership’s analysis provide indicative pricing only.

Unrealized gains or losses on these mortgage revenue bonds are recorded in accumulated other comprehensive income (loss) to reflect changes in their estimated fair values resulting from market conditions and fluctuations in the present value of the expected cash flows from the underlying properties. The Partnership has reviewed each of its mortgage revenue bonds for impairment. Based upon this evaluation, the current unrealized losses on these six bonds are not considered to be other-than-temporary. If yields on new issuance of investments increase, the Partnership experiences deterioration in the estimated fair values of its investment portfolio, or if the Partnership’s intent and ability to hold certain bonds changes, the Partnership may incur impairments to its investment portfolio which could negatively impact the Company’s financial condition, cash flows, and reported earnings. The Partnership has the intent and ability to hold  these mortgage revenue bonds until their stated maturity. The Partnership’s ability to recover the mortgage revenue bonds’ entire amortized cost basis is dependent upon the issuer being able to meet debt service requirements. The primary source of repayment is the cash flows produced by the property which serves as the collateral for the bonds. The Partnership utilizes a discounted cash flow model for the underlying property and compares the results of the model to the amortized cost basis of the bond. These models reflect the cash flows expected to be generated by the underlying properties over a ten year period, including an assumed property sale at the end of year ten, discounted using the effective interest rate on the bonds in accordance with the accounting guidance on other-than-temporary impairment of debt securities. The revenue, expense, and resulting net operating income projections which are the basis for the discounted cash flow model are based on judgment.

Recent Bond Activity

In December 2015, the partnership acquired the following mortgage revenue bonds.

•

The Partnership acquired a Series 2015 mortgage revenue bond with a par value of $15.0 million. This mortgage revenue bond is secured by Columbia Gardens Apartments, a 188 unit multifamily residential complex located in Columbia, South Carolina.

•

The Partnership acquired a Series 2015 mortgage revenue bond with a par value of $15.0 million. This mortgage revenue bond is secured by Willow Run Apartments, a 200 unit multifamily residential complex located in Columbia, South Carolina.

These two Series 2015 mortgage revenue bonds each carry an annual interest rate of 5.5% and mature on December 1, 2050.  In December 2015, the Partnership borrowed approximately $23.4 million under two TOB Trusts securitizing these mortgage revenue bonds (see Note 12).

In December 2015, the Partnership acquired a Series 2015 B-1 mortgage revenue bond with a par value of approximately $3.6 million and a Series B-2 mortgage revenue bond with a par value of approximately $1.8 million. These mortgage revenue bonds are secured by the Sycamore Walk Apartments, a 112 unit multifamily residential property located in Bakersfield, California.  The 2015 Series B-1 mortgage revenue bond carries an annual interest rate of 5.25% which matures on January 1, 2033.  The 2015 Series B-2 mortgage revenue bond carries an initial annual cash interest rate of 5.5%, switching to 8.0% on January 1, 2017, maturing on January 1, 2018.  The 2015 Series B-1 bond is callable on or after January 1, 2030 and the 2015 Series B-2 bond is callable on or after April 1, 2016.

In November 2015, the Partnership acquired the following four mortgage revenue bonds.

•

The Partnership acquired approximately $7.6 million par value Series 2015A and $335,000 par value Series 2015B mortgage revenue bonds. These mortgage revenue bonds are secured by Crossing at 1415 Apartments, a 112 unit multifamily project located in San Antonio, Texas.

•

The Partnership acquired approximately $6.4 million par value Series 2015A and $510,000 par value Series 2015B mortgage revenue bonds. These mortgage revenue bonds are secured by Heights at 515 Apartments, a 97 unit multifamily project located in San Antonio, Texas.

•	The Series 2015A and Series 2015B mortgage revenue bonds carry annual stated interest rates of 6.0% and 12.0%, respectively and mature on December 1, 2052 and January 1, 2053, respectively.

In September 2015, the owner of the Suites on Paseo property and the Partnership mutually agreed to exchange the deed for the Suites on Paseo property for approximately $41.0 million Series A and B mortgage revenue bonds plus accrued interest. These mortgage revenue bonds were subsequently collapsed.  The following provides further background of the circumstances related to the Suites on Paseo.  On June 1, 2015, the Suites on Paseo was unable to pay the Partnership the interest due on the Series A and B mortgage revenue bonds. On June 25, 2015, the Partnership received a $500,000 payment, to be applied to accrued interest owed to the Partnership on June 1, 2015, which left approximately $674,000 as interest receivable. The Partnership issued a forbearance agreement, deferring the payment of the remaining June 1, 2015 unpaid interest due, until September 1, 2015. In addition, during the eight months ended September 1, 2015, the Partnership advanced approximately $1.1 million to the Suites on Paseo, including the interest on such advances. The Partnership completed a discounted cash flow (“DCF”) analysis of the Suites on Paseo and concluded the fair market value of the Suites on Paseo was approximately equal to the amount the Partnership had invested into the Suites on Paseo, approximately $43.4 million.  On December 31, 2015, the Partnership reported the Suites on Paseo property as an MF Property (see Notes 8 and 9).

In August 2015, the Partnership acquired Series 2015 A-1 mortgage revenue bond with a par value of approximately $4.4 million and a stated annual interest rate of 5.75% which will mature on September 1, 2032. In addition, the Partnership acquired a subordinate Series 2015 A-2 mortgage revenue bond, a par value of approximately $1.9 million, and an annual interest rate of 5.5% for the first year and 8.0% for the second year, maturing on September 1, 2017. These mortgage revenue bonds are secured by Seasons at Simi Valley Apartments, a 69 unit multifamily apartment complex located in Simi Valley, California.

In July 2015, the Partnership redeemed the Harden Ranch, Tyler Park Apartments and Westside Village Market mortgage revenue B bonds and received approximately $5.8 million for the full par value plus interest.

In June 2015, pursuant to the Forward Delivery Bond Purchase Agreement (“Bond Purchase Commitment”) executed in June 2013, the Partnership acquired a Series 2013A mortgage revenue bond with a par value of $8.0 million and a subordinate Series 2013B taxable mortgage revenue bond with a par value of  $500,000 with annual stated interest rates of 6.0% and 12.0%, respectively. Both mortgage revenue bonds mature on August 1, 2055 and are secured by Silver Moon Lodge Apartments, a 151 unit multifamily property located in Albuquerque, New Mexico.

In June 2015, pursuant to the Bond Purchase Commitment executed in August 2013, the Partnership acquired a Series 2013B mortgage revenue bond with a par value of approximately $24.6 million par with an annual stated interest rate of 6.0% which will mature on September 1, 2053. The mortgage revenue bond carries an additional annual 3.0% stated rate of interest calculated on the property’s excess cash flow. Simultaneously, the Partnership paid off the Series 2013C mortgage revenue bond with a par value of approximately $6.7 million. The Partnership continues to hold the subordinate Series 2013D taxable mortgage revenue bond with a par value of approximately $1.3 million with an annual stated interest rate of 9.0%, which will mature on October 1, 2053 and is recorded as an Other Asset. These mortgage revenue bonds are secured by the Vantage at Harlingen Apartments, a 288 unit multifamily apartment complex located in San Antonio, Texas. The Partnership also realized approximately $330,000 of additional interest which was paid from the property’s excess cash flows in June 2015.

In June 2015, the Partnership finalized the restructuring of two mortgage revenue bonds secured by the Renaissance Gateway Apartments, a 208 unit multifamily property located in Baton Rouge, Louisiana. The restructuring resulted in moving the Series B mortgage revenue bond with a par value of approximately $1.3 million and the Series C mortgage revenue bond with a par value of approximately $1.7 million into a Series A mortgage revenue bond with a par value of approximately $8.5 million. The new Series 2013A par value mortgage revenue bond reported on December 31, 2015 is approximately $11.5 million with an annual stated interest rate of 6.0%, which will mature on June 1, 2050. The Partnership received cash of approximately $1.2 million from the resizing of the mortgage revenue bonds.

In June 2015, pursuant to the Bond Purchase Commitment executed December 2012, the Partnership acquired a Series 2012B mortgage revenue bond of approximately $26.5 million with an annual stated interest rate of 6.0%, which will mature on January 1, 2053. The mortgage revenue bond carries an additional annual 3.0% stated rate of interest calculated on the property’s excess cash flow. Simultaneously, the Partnership paid off the Series 2012C mortgage revenue bond with a par value of approximately $6.0 million. The Partnership continues to hold a Series 2012D taxable mortgage revenue bond with a par value of $934,000 with an annual stated interest rate of 9.0%, which will mature on February 1, 2053 and is recorded in Other Assets. These mortgage revenue bonds are secured by the Vantage at Judson Apartments, a 288 unit multifamily apartment complex located in San Antonio, Texas. The Partnership also realized approximately $446,000 of additional interest calculated on the property’s excess cash flows in the month of June 2015.

In April 2015, the Partnership acquired a Series 2015A mortgage revenue bond with a par value of approximately $13.3 million with a stated annual interest rate of 6.0% which will mature on May 1, 2052. In addition, The Partnership also acquired a subordinate Series 2015B mortgage revenue bond with a par value of $125,000 with an annual stated interest rate of 12.0% which will mature on June 1, 2052. These mortgage revenue bonds are secured by Avistar at the Parkway Apartments, a 236 unit multifamily apartment complex located in San Antonio, Texas.

In January 2015, the Partnership acquired six mortgage revenue bonds below:

•

The Partnership acquired a Series 2015A mortgage revenue bond with a par value of  approximately $17.1 million and a Series 2015B mortgage revenue bond with a par value of  approximately $2.1 million. These mortgage revenue bonds are secured by Concord at Gulfgate  Apartments, a 288 unit multifamily residential property located in Houston, Texas.

•

The Partnership acquired a Series 2015A mortgage revenue bond with a par value of approximately $12.5 million and a Series 2015B mortgage revenue bond with a par value of  approximately $1.0 million. These mortgage revenue bonds are secured by Concord at Little York Apartments, a 276 unit multifamily residential property located in Houston, Texas.

•

The Partnership acquired a Series 2015A mortgage revenue bond with a par value of  approximately $18.0 million and a Series 2015B mortgage revenue bond with a par value of  approximately $2.8 million. These mortgage revenue bonds are secured by Concord at Williamcrest Apartments, a 288 unit multifamily residential property located in Houston, Texas.

These three Series A mortgage revenue bonds each carry an annual interest rate of 6.0% and mature on February 1, 2032. The three Series B mortgage revenue bonds each carry an annual interest rate of 12.0% and mature on March 1, 2032.  In July 2015, the Partnership restructured the existing TOB Trusts and borrowed approximately $41.8 million under three TOB Trusts securitizing these mortgage revenue bonds (see Note 12).

In November 2014, the Partnership acquired six mortgage revenue bonds. They are as follows:

•

The Partnership acquired an approximate $4.7 million par value Series A and an approximate $2.0 million par value Series B mortgage revenue bonds. These mortgage revenue bonds are secured by Glenview Apartments, an 88 unit multifamily residential property in Cameron, California.

•

The Partnership acquired an approximate $2.5 million par value Series A and an approximate $1.0 million par value Series B mortgage revenue bonds. These mortgage revenue bonds are secured by Montclair Apartments, an 80 unit multifamily residential property in Lemoore, California.

•

The Partnership acquired an approximate $3.0 million par value Series A and an approximate $1.7 million par value Series B mortgage revenue bonds. These mortgage revenue bonds are secured by Santa Fe Apartments, an 89 unit multifamily residential property in Hesperia, California.

These three Series A mortgage revenue bonds each carry an annual interest rate of 5.75% and mature on December 1, 2031. The three Series B mortgage revenue bonds each carry an annual interest rate of 5.50% for the first year and 8.0% for the second year, maturing on December 1, 2016.

In October 2014, the Partnership acquired at 99% of par, two mortgage revenue bonds, 2014-2 with a par value of $10.0 million with an annual stated interest rate of approximately 5.3% and 2014-1 with a par value of $10.0 million with a stated interest rate of approximately 6.0%, maturing on May 1, 2025 and May 1, 2034, respectively. These mortgage revenue bonds are secured by ground, facility, and equipment at The Proton Therapy Center, LLC d/b/a Provision Center for Proton Therapy (“Pro Nova”), an ancillary health care facility providing cutting edge proton and traditional photon therapy treatment to cancer patients in Knoxville, Tennessee. The Partnership simultaneously executed two new TOB Trusts under its credit facility with DB securitizing this transaction, borrowing approximately $18.0 million at a fixed rate of approximately 4.0% per annum which will mature in July 2017(Note 12). Pursuant to the terms of this TOB trust the Partnership is required to reimburse DB for any shortfall realized on the contractual cash flows on the SPEARS.

In August 2014, the Partnership acquired at par an approximate $11.2 million par value Series 2014A mortgage revenue bond with a stated interest rate of 6.0%, which will mature on September 1, 2051. In addition, the Partnership purchased a $520,000 par value Subordinate Series 2014B mortgage revenue bond with a stated interest rate of 12.0% which will mature on October 1, 2051. These mortgage revenue bonds are secured by Heritage Square, a 204 unit multifamily residential property in Edinburg, Texas.

In August 2014, the Partnership acquired at par the approximate $18.1 million mortgage revenue bond secured by Bruton Apartments, a 264 unit multifamily residential property under construction in Dallas, Texas. The mortgage revenue bond carries an annual interest rate of 6.0% and matures on August 1, 2054.

In June 2014, the Partnership acquired an approximate $40.3 million par value mortgage revenue bond secured by the Live 929 Apartments, with a 5.8% annual stated interest rate which will mature on July 1, 2049. The project is a 572-bed existing student housing project on the campus of The Johns Hopkins University School of Medicine in Baltimore, Maryland. In July 2014, this investment closed upon the execution of a $35.0 million tender option bond (“TOB”) Trust under the existing TOB structure (Note 12) plus approximately $5.3 million in cash.

In April 2014, the mortgage revenue bond secured by Autumn Pines was sold for the outstanding principal and accrued base interest. The Partnership received approximately $13.1 million for the Autumn Pines mortgage revenue bond and recognized a gain of approximately $873,000 after payment of all TOB related financing fees. This gain was Tier 2 income with approximately $650,000 allocated to the Unitholders and approximately $218,000 was allocated to the General Partner. This mortgage revenue bond had been acquired at a discount on June 1, 2011. The Partnership’s $9.8 million TOB financing facility which was the securitization of this mortgage revenue bond was collapsed and paid off in full in connection with this sale.

In February 2014, the Partnership acquired at par the senior $7.0 million par value and a subordinate $2.3 million par value mortgage revenue bond secured by Harden Ranch, a 100 unit multifamily residential property in Salinas, California. The senior mortgage revenue bond carries an annual interest rate of approximately 5.8% and matures on March 1, 2030. The subordinate mortgage revenue bond carries an annual interest rate of 5.5% for the first year and 8.0% for the second year and matures on March 1, 2016.

In February 2014, the Partnership acquired at par the senior $23.0 million par value mortgage revenue bond secured by Decatur Angle Apartments, a 302 unit multifamily residential property under construction in Fort Worth, Texas. The mortgage revenue bond carries an annual interest rate of 5.8% and matures on January 1, 2054.

In February 2014, the mortgage revenue bond secured by Lost Creek was redeemed for an amount greater than the outstanding principal and accrued base interest. This $18.5 million par value mortgage revenue bond had been acquired for approximately $15.9 million in May 2010. The Partnership received approximately $18.7 million for the Lost Creek mortgage revenue bond resulting in an approximate $2.8 million realized gain. This gain was Tier 2 income with approximately $2.1 million allocated to the Unitholders and approximately $709,000 allocated to the General Partner.

The properties securing the Partnership’s mortgage revenue bonds are geographically dispersed throughout the United States with significant concentrations in California and Texas. As of December 31, 2015 and 2014, the concentration in California, as a percentage of principal outstanding, was approximately 8% and 18%. As of December 31, 2015 and 2014, the concentration in Texas, as a percentage of principal outstanding, was approximately 51% and 38%. The Live 929 property in Baltimore, Maryland represents approximately 8% and 10% of the outstanding principal of the mortgage revenue bonds as of December 31, 2015 and 2014, respectively.

The following tables represent a description of certain terms of the mortgage revenue bonds owned by the Partnership as of December 31, 2015 and 2014:

Property Name	Year Acquired	Location	Maturity Date	Base Interest Rate	Principal Outstanding at December 31, 2015
Arbors at Hickory Ridge (3)	2012	Memphis, TN	12/1/2049	6.25%	$11,450,000
Ashley Square (1)	1999	Des Moines, IA	12/1/2025	6.25%	5,099,000
Avistar on the Boulevard - Series A (3)	2013	San Antonio, TX	3/1/2050	6.00%	16,418,497
Avistar at Chase Hill - Series A (3)	2013	San Antonio, TX	3/1/2050	6.00%	9,935,552
Avistar at the Crest - Series A (3)	2013	San Antonio, TX	3/1/2050	6.00%	9,637,485
Avistar (February 2013 Acquisition) - Series B (3 Bonds)	2013	San Antonio, TX	4/1/2050	9.00%	2,168,196
Avistar at the Oak - Series A (3)	2013	San Antonio, TX	8/1/2050	6.00%	7,777,936
Avistar in 09 - Series A (3)	2013	San Antonio, TX	8/1/2050	6.00%	6,715,948
Avistar on the Hill - Series A (3)	2013	San Antonio, TX	8/1/2050	6.00%	5,373,756
Avistar (June 2013 Acquisition) - Series B (3 Bonds)	2013	San Antonio, TX	9/1/2050	9.00%	1,009,621
Avistar at the Parkway - Series A (4)	2015	San Antonio, TX	5/1/2052	6.00%	13,300,000
Avistar at the Parkway - Series B	2015	San Antonio, TX	6/1/2052	12.00%	125,000
Bella Vista (1)	2006	Gainesville, TX	4/1/2046	6.15%	6,430,000
Bridle Ridge (1)	2008	Greer, SC	1/1/2043	6.00%	7,595,000
Brookstone (1)	2009	Waukegan, IL	5/1/2040	5.45%	9,168,742
Bruton (2)	2014	Dallas, TX	8/1/2054	6.00%	18,145,000
Columbia Gardens (2)	2015	Columbia, SC	12/1/2050	5.50%	15,000,000
Concord at Gulfgate - Series A (2)	2015	Houston, TX	2/1/2032	6.00%	17,060,000
Concord at Gulfgate - Series B	2015	Houston, TX	3/1/2032	12.00%	2,125,000
Concord at Little York - Series A (2)	2015	Houston, TX	2/1/2032	6.00%	12,480,000
Concord at Little York - Series B	2015	Houston, TX	3/1/2032	12.00%	960,000
Concord at Williamcrest - Series A (2)	2015	Houston, TX	2/1/2032	6.00%	18,020,000
Concord at Williamcrest - Series B	2015	Houston, TX	3/1/2032	12.00%	2,800,000
Copper Gate Apartments (3)	2013	Lafayette, IN	12/1/2029	6.25%	5,185,000
Cross Creek (1)	2009	Beaufort, SC	3/1/2049	6.15%	8,343,321
Crossing at 1415 - Series A	2015	San Antonio, TX	12/1/2052	6.00%	7,590,000
Crossing at 1415 - Series B	2015	San Antonio, TX	1/1/2053	12.00%	335,000
Decatur Angle (2)	2014	Fort Worth, TX	1/1/2054	5.75%	23,000,000
Glenview - Series A (4)	2014	Cameron Park, CA	12/1/2031	5.75%	4,670,000
Glenview - Series B	2014	Cameron Park, CA	12/1/2016	8.00%	2,053,000
Greens of Pine Glen - Series A (3)	2012	North Carolina	10/1/2047	6.50%	8,294,000
Greens of Pine Glen - Series B	2012	North Carolina	10/1/2047	9.00%	943,214
Harden Ranch - Series A (3)	2014	Salinas, CA	3/1/2030	5.75%	6,960,000
Heights at 515 - Series A	2015	San Antonio, TX	12/1/2052	6.00%	6,435,000
Heights at 515 - Series B	2015	San Antonio, TX	1/1/2053	12.00%	510,000
Heritage Square - Series A (4)	2014	Edinburg, TX	9/1/2051	6.00%	11,185,000
Heritage Square - Series B	2014	Edinburg, TX	10/1/2051	12.00%	520,000
Lake Forest Apartments (1)	2001	Daytona Beach, FL	12/1/2031	6.25%	8,766,000
Live 929 (2)	2014	Baltimore, MD	7/1/2049	5.78%	40,175,000
Montclair - Series A (4)	2014	Lemoore, CA	12/1/2031	5.75%	2,530,000
Montclair - Series B	2014	Lemoore, CA	12/1/2016	8.00%	928,000
Ohio Bond - Series A (1)	2010	Ohio	6/1/2050	7.00%	14,311,000
Ohio Bond - Series B	2010	Ohio	6/1/2050	10.00%	3,562,190
Pro Nova - 2014A (2)	2014	Knoxville, TN	5/1/2034	6.00%	10,000,000
Pro Nova - 2014B (2)	2014	Knoxville, TN	5/1/2025	5.25%	9,295,000
Renaissance - Series A (4) (5)	2015	Baton Rouge, LA	6/1/2050	6.00%	11,450,959
Runnymede (1)	2007	Austin, TX	10/1/2042	6.00%	10,350,000
Santa Fe - Series A (4)	2014	Hesperia, CA	12/1/2031	5.75%	3,065,000
Santa Fe - Series B	2014	Hesperia, CA	12/1/2016	8.00%	1,671,000
Seasons at Simi Valley - Series A-1	2015	Simi Valley, CA	9/1/2032	5.75%	4,376,000
Seasons at Simi Valley - Series A-2	2015	Simi Valley, CA	9/1/2017	5.50%	1,944,000
Silver Moon - Series A (4)	2015	Albuquerque, NM	8/1/2055	6.00%	7,983,811

Property Name	Year Acquired	Location	Maturity Date	Base Interest Rate	Principal Outstanding at December 31, 2015
Southpark (1)	2009	Austin, TX	12/1/2049	6.13%	13,560,000
Sycamore Walk - Series B-1	2015	Bakersfield, CA	1/1/2033	5.25%	3,632,000
Sycamore Walk - Series B-2	2015	Bakersfield, CA	1/1/2018	5.50%	1,815,000
The Palms at Premier Park (3)	2013	Columbia, SC	1/1/2050	6.25%	20,001,272
Tyler Park Townhomes (3)	2013	Greenfield, CA	1/1/2030	5.75%	6,075,000
Vantage at Judson (4) (5)	2015	San Antonio, TX	1/1/2053	9.00%	26,540,000
Vantage at Harlingen (4) (5)	2015	San Antonio, TX	9/1/2053	9.00%	24,575,000
Westside Village Market (3)	2013	Shafter, CA	1/1/2030	5.75%	3,970,000
Willow Run (2)	2015	Columbia, SC	12/1/2050	5.50%	15,000,000
Woodlynn Village (1)	2008	Maplewood, MN	11/1/2042	6.00%	4,351,000
					$534,745,500

(1) Bonds owned by ATAX TEBS I, LLC, see Note 12

(2) Bond held by Deutsche Bank AG in a secured financing transaction, see Note 12

(3) Bonds owned by ATAX TEBS II, LLC, see Note 12

(4) Bonds owned by ATAX TEBS III, LLC, see Note 12

(5) Bonds were restructured in 2015

Property Name	Year Acquired	Location	Maturity Date	Base Interest Rate	Principal Outstanding at December 31, 2014
Arbors at Hickory Ridge (3)	2012	Memphis, TN	12/1/2049	6.25%	$11,450,000
Ashley Square (1)	1999	Des Moines, IA	12/1/2025	6.25%	5,159,000
Avistar on the Boulevard - Series A (3)	2013	San Antonio, TX	3/1/2050	6.00%	16,525,000
Avistar at Chase Hill - Series A (3)	2013	San Antonio, TX	3/1/2050	6.00%	10,000,000
Avistar at the Crest - Series A (3)	2013	San Antonio, TX	3/1/2050	6.00%	9,700,000
Avistar (February 2013 Acquisition) - Series B (3 Bonds)	2013	San Antonio, TX	4/1/2050	9.00%	2,175,000
Avistar at the Oak - Series A (3)	2013	San Antonio, TX	8/1/2050	6.00%	7,800,000
Avistar in 09 - Series A (3)	2013	San Antonio, TX	8/1/2050	6.00%	6,735,000
Avistar on the Hill - Series A (3)	2013	San Antonio, TX	8/1/2050	6.00%	5,389,000
Avistar (June 2013 Acquisition) - Series B (3 Bonds)	2013	San Antonio, TX	9/1/2050	9.00%	1,011,000
Bella Vista (1)	2006	Gainesville, TX	4/1/2046	6.15%	6,490,000
Bridle Ridge (1)	2008	Greer, SC	1/1/2043	6.00%	7,655,000
Brookstone (1)	2009	Waukegan, IL	5/1/2040	5.45%	9,256,001
Bruton (2)	2014	Dallas, TX	8/1/2054	6.00%	18,145,000
Copper Gate Apartments (3)	2013	Lafayette, IN	12/1/2029	6.25%	5,220,000
Cross Creek	2009	Beaufort, SC	3/1/2049	6.15%	8,422,997
Decatur Angle (2)	2014	Fort Worth, TX	1/1/2054	5.75%	23,000,000
Glenview - Series A	2014	Cameron Park, CA	12/1/2031	5.75%	4,670,000
Glenview - Series B	2014	Cameron Park, CA	12/1/2016	5.50%	2,053,000
Greens of Pine Glen - Series A (3)	2012	North Carolina	10/1/2047	6.50%	8,366,000
Greens of Pine Glen - Series B	2012	North Carolina	10/1/2047	9.00%	945,638
Harden Ranch - Series A (3)	2014	Salinas, CA	3/1/2030	5.75%	6,960,000
Harden Ranch - Series B	2014	Salinas, CA	3/1/2016	5.50%	2,340,000
Heritage Square - Series A	2014	Edinburg, TX	9/1/2051	6.00%	11,185,000
Heritage Square - Series B	2014	Edinburg, TX	10/1/2051	12.00%	520,000
Lake Forest Apartments (1)	2001	Daytona Beach, FL	12/1/2031	6.25%	8,886,000
Live 929 (2)	2014	Baltimore, MD	7/1/2049	5.78%	40,245,000
Montclair - Series A	2014	Lemoore, CA	12/1/2031	5.75%	2,530,000
Montclair - Series B	2014	Lemoore, CA	12/1/2016	5.50%	928,000
Ohio Bond - Series A (1)	2010	Ohio	6/1/2050	7.00%	14,407,000
Ohio Bond - Series B	2010	Ohio	6/1/2050	10.00%	3,573,430
Pro Nova - 2014A	2014	Knoxville, TN	5/1/2034	6.00%	10,000,000
Pro Nova - 2014B	2014	Knoxville, TN	5/1/2025	5.25%	10,000,000
Renaissance - Series A	2013	Baton Rouge, LA	6/1/2050	6.00%	8,550,000
Renaissance - Series B	2013	Baton Rouge, LA	6/1/2050	12.00%	1,250,000
Renaissance - Series C	2013	Baton Rouge, LA	6/1/2015	12.00%	2,875,000
Runnymede (1)	2007	Austin, TX	10/1/2042	6.00%	10,440,000
Santa Fe - Series A	2014	Hesperia, CA	12/1/2031	5.75%	3,065,000
Santa Fe - Series B	2014	Hesperia, CA	12/1/2016	5.50%	1,671,000
Southpark (1)	2009	Austin, TX	12/1/2049	6.13%	13,680,000
The Palms at Premier Park (3)	2013	Columbia, SC	1/1/2050	6.25%	20,152,000
The Suites on Paseo (2)	2013	San Diego, CA	12/1/2048	6.25%	35,450,000
Tyler Park Townhomes - Series A (3)	2013	Greenfield, CA	1/1/2030	5.75%	6,075,000
Tyler Park Townhomes - Series B	2013	Greenfield, CA	1/1/2016	5.50%	2,025,000
Vantage at Judson	2012	San Antonio, TX	1/1/2053	9.00%	6,049,000
Vantage at Harlingen	2013	San Antonio, TX	9/1/2053	9.00%	6,692,000
Westside Village Market - Series A (3)	2013	Shafter, CA	1/1/2030	5.75%	3,970,000
Westside Village Market - Series B	2013	Shafter, CA	1/1/2016	5.50%	1,430,000
Woodlynn Village (1)	2008	Maplewood, MN	11/1/2042	6.00%	4,390,000
					$409,506,066

(1) Bonds owned by ATAX TEBS I, LLC, see Note 12

(2) Bonds held by Deutsche Bank AG in a secured financing transaction, see Note 12

(3) Bonds held by ATAX TEBS II, LLC, see Note 12

6. PHC Certificates

In July 2012, the Partnership purchased 100% of the LIFERs in the PHC TOB Trusts which acquired approximately $65.3 million of PHC Certificates issued by three trusts (“PHC Trusts”) sponsored by DB. The assets held by the PHC Trusts consist of custodial receipts evidencing loans made to a number of public housing authorities. Principal and interest on these loans are payable by the respective public housing authorities out of annual appropriations to be made to the public housing authorities by HUD. Under HUD’s Capital Fund Program established under the Quality Housing and Work Responsibility Act of 1998 (the “Capital Fund Program”). The PHC Trusts have a first lien on these annual Capital Fund Program payments to secure the public housing authorities’ respective obligations to pay principal and interest on their loans. The loans payable by the public housing authorities are not debts, nor guaranteed by the United States of America or HUD. Interest payable on the public housing authority debt held by the PHC Trusts is exempt from federal income taxes. The PHC Certificates issued by each of the PHC Trusts have been rated investment grade by Standard & Poor’s.

The Partnership purchased the LIFERS issued by the PHC TOB Trusts for approximately $16.0 million and pledged the LIFERS to the trustee to secure certain reimbursement obligations of the Partnership as the holder of LIFERS. The PHC TOB Trusts also issued SPEARS of approximately $49.0 million to unaffiliated investors. The SPEARS represent senior interests in the PHC TOB Trusts and have been credit enhanced by DB. The LIFERS entitle the Partnership to all principal and interest payments received by the PHC TOB Trusts on the $65.3 million of PHC Certificates held by it after preferred return payments due to the holders of the SPEARS and trust costs. The SPEARS bear interest at a variable rate based on Securities Industry and Financial Markets Association (“SIFMA”) rates.

The Partnership determined that the three PHC TOB trusts are variable interest entities and that the Partnership was the primary beneficiary of each of the three PHC TOB trusts. As a result, the Partnership reports the PHC TOB Trusts on a consolidated basis and the SPEARS as debt financing. In determining the primary beneficiary of these specific VIEs, the Partnership considered who has the power to control the activities of the VIEs which most significantly impact their financial performance, the risks that the entity was designed to create, and how each risk affects the VIE. The indenture for the PHC TOB trusts stipulates that the Company has the sole right to cause the PHC TOB trusts to sell the PHC Certificates. If they were sold, the extent to which the VIEs will be exposed to gains or losses associated with variability in the PHC Certificates’ fair value arising from changes in municipal bond market rates therefore would result from decisions made by the Partnership.

The Partnership had the following investments in the PHC Certificates on December 31, 2015 and 2014:

	December 31, 2015
Description of PHC Certificates	Cost Adjusted for Paydowns	Unrealized Gain	Unrealized Loss	Estimated Fair Value
PHC Certificate Trust I	$27,274,451	$1,482,376	$-	$28,756,827
PHC Certificate Trust II	11,081,987	365,443	-	11,447,430
PHC Certificate Trust III	20,513,351	-	(10,318)	20,503,033
	$58,869,789	$1,847,819	$(10,318)	$60,707,290

	December 31, 2014
Description of PHC Certificates	Cost Adjusted for Paydowns	Unrealized Gain	Unrealized Loss	Estimated Fair Value
PHC Certificate Trust I	$27,414,100	$933,789	$-	$28,347,889
PHC Certificate Trust II	11,999,721	152,293	-	12,152,014
PHC Certificate Trust III	20,474,100	289,120	-	20,763,220
	$59,887,921	$1,375,202	$-	$61,263,123

Valuation - As all of the Partnership’s investments in PHC Certificates are classified as available-for-sale securities and are carried on the consolidated balance sheet at their estimated fair values. As of December 31, 2015, the weighted average base rate of the PHC Trust Certificates was approximately 5.2% per annum. Due to the limited market for the PHC Certificates, these estimates of fair value do not necessarily represent what the Partnership would actually receive in a sale of the certificates. The estimates of the fair values of these PHC Certificates is based on a yield to maturity analysis which begins with the current market yield rate for a “AAA” rated tax-free municipal bond for a term consistent with the weighted-average life of each of the PHC Certificates adjusted largely for unobservable inputs the Partnership believes would be used by market participants which includes adjustments for the fact that the PHC Certificates investment grade rating is below “AAA”. The Partnership’s valuation encompasses judgment in its application and pricing as determined by pricing services, when available, is compared to the Partnership’s estimates. The PHC Certificates are “AA-”, “A+”, and “BBB” rated and the range of effective yields was 3.9% to 5.7% per annum at December 31, 2015. Additionally, the Partnership calculated the sensitivity of the key assumption used in calculating the fair values of these PHC Certificates which is the yield for a new issuance of a similarly structure security. Assuming a 10% adverse change in that key assumption, the effective yields on the individual PHC Certificates would increase to a range of 4.3% to 6.2% per annum and would result in additional unrealized losses on the PHC Certificates of approximately $2.0 million. This sensitivity analysis is hypothetical and is as of a specific point in time. The results of the sensitivity analysis may not be indicative of actual changes in fair value and should be used with caution. If available, the Partnership may also consider other information from external sources, such as pricing services. The most recent update on the annual appropriations from HUD disclosed no significant changes in the program which means the underlying performance of the PHC Certificates will be in line with expectations until the next annual update. Further, there have been no downgrades in the investment grade rating of any of the three PHC Certificates noted since the investment was originally acquired in July 2012.

The following table sets forth certain information relating to the PHC Certificates held in the PHC TOB Trusts:

	Weighted Average Lives (Years)	Investment Rating	Weighted Average Interest Rate over Life	Principal Outstanding December 31, 2015
Public Housing Capital Fund Trust Certificate I	9.25	AA-	5.33%	$25,980,780
Public Housing Capital Fund Trust Certificate II	8.67	A+	4.29%	11,465,660
Public Housing Capital Fund Trust Certificate III	9.81	BBB	5.42%	20,898,432
Total Public Housing Capital Fund Trust Certificates				$58,344,872

	Weighted Average Lives (Years)	Investment Rating	Weighted Average Interest Rate over Life	Principal Outstanding December 31, 2014
Public Housing Capital Fund Trust Certificate I	10.25	AA-	5.33%	$25,980,780
Public Housing Capital Fund Trust Certificate II	9.72	A+	4.28%	12,429,186
Public Housing Capital Fund Trust Certificate III	10.81	BBB	5.42%	20,898,432
Total Public Housing Capital Fund Trust Certificates				$59,308,398

7.  MBS Securities

Between November 2012 and April 2013, the Partnership executed six securitizations of MBS TOB Trusts.  The Partnership purchased the LIFERS issued by the six MBS TOB Trusts for approximately $9.2 million.

Each of the six MBS TOB Trusts issued SPEARS to unaffiliated investors; these SPEARS totaled approximately $34.9 million at issuance. The SPEARS represent senior interests in the MBS TOB Trusts, have been credit enhanced by DB and are recorded as debt financing in the consolidated balance sheet. The LIFERS entitle the Partnership to all principal and interest payments received by the MBS TOB Trust on the securitized MBS Securities after payments due to the holders of the SPEARS and trust costs.  The SPEARS bear interest at a variable rate based on Securities Industry and Financial Markets Association (“SIFMA”) rates.

See Note 12 for further discussion related to the securitization of the MBS Securities.

In May 2014, the Partnership sold a portion of the MBS TOB Trusts for an amount approximating the outstanding amortized cost. This approximately $3.7 million par value MBS Securities had been acquired for approximately $3.8 million in November 2012 (see Note 12).

In October 2014, the Partnership sold a portion of the MBS Securities for an amount approximating the outstanding amortized cost. The approximate $24.4 million par value of the MBS Securities had been acquired for approximately $24.6 million in the fourth quarter of 2012 first half of 2013. The Partnership then collapsed the related MBS - TOB Trust 4 for approximately $6.0 million, MBS - TOB Trust 5 for approximately $5.3 million and MBS - TOB Trust 6 for approximately $7.8 million securitizing the related MBS. The Partnership’s approximate $19.1 million TOB financing facilities, which were the securitization of this MBS TOB Trusts, were paid off in full in connection with this sale (see Note 12).

The carrying value of the Partnership’s MBS Securities as of December 31, 2015 and 2014 are as follows:

	December 31, 2015
Agency Rating of MBS Securities (1)	Cost adjusted for amortization of premium	Unrealized Gain	Unrealized Loss	Estimated Fair Value
“AAA”	$5,052,348	$-	$(34,648)	$5,017,700
“AA”	9,900,682	-	(143,073)	9,757,609
	$14,953,030	$-	$(177,721)	$14,775,309

(1) MBS Securities are reported based on the lowest rating issued by a Rating Agency, if more than one rating is issued on the security, at the date presented.

	December 31, 2014
Agency Rating of MBS Securities (1)	Cost adjusted for amortization of premium	Unrealized Gain	Unrealized Loss	Estimated Fair Value
“AAA”	$5,304,974	$-	$(250,624)	$5,054,350
“AA”	10,062,667	-	(275,459)	9,787,208
	$15,367,641	$-	$(526,083)	$14,841,558

(1) MBS Securities are reported based on the lowest rating issued by a Rating Agency, if more than one rating is issued on the security, at the date presented.

Valuation - The Partnership values each MBS Security based upon prices obtained from a third party pricing service, which are indicative of market activity. The valuation methodology of the Partnership’s third party pricing service incorporates commonly used market pricing methods, incorporates trading activity observed in the market place, and other data inputs. The methodology also considers the underlying characteristics of each security, which are also observable inputs, including: coupon; maturity date; loan age; reset date; collateral type; geography; and prepayment speeds.  The Partnership analyzes pricing data received from the third party pricing service by comparing it to valuation information obtained from at least one other third party pricing service and ensuring they are within a tolerable range of difference of 7.5%.  The Partnership also looks at observations of trading activity observed in the market place when available.

At December 31, 2015, the range of effective yields on the individual MBS Securities was 3.7% to 5.3% per annum.  Additionally, the Partnership calculated the sensitivity of the key assumption used in calculating the fair values of the MBS Securities which is the effective yield on new issuances of similarly rated MBS Securities.  Assuming a 10% adverse change in that key assumption, the effective yields on the MBS Securities would increase to a range of 4.1% to 5.8% per annum and would result in additional unrealized losses on the bond portfolio of approximately $781,000.  This sensitivity analysis is hypothetical and is as of a specific point in time.  The results of the sensitivity analysis may not be indicative of actual changes in fair value and should be used with caution.  Pricing services and the Partnership’s analysis provide indicative pricing only.

The MBS Securities are backed by residential mortgage loans and interest payable from the MBS Securities is believed and expected to be exempt from federal income taxation.  A description of certain terms of the Partnership’s MBS Securities is as follows:

Agency Rating of MBS Securities	Principal Outstanding December 31, 2015	Weighted Average Maturity Date	Weighted Average Coupon Interest Rate
“AAA”	$5,000,000	7/1/2032	4.60%
“AA”	9,765,000	7/9/2036	4.20%
	$14,765,000

Agency Rating of MBS Securities	Principal Outstanding December 31, 2014	Weighted Average Maturity Date	Weighted Average Coupon Interest Rate
“AAA”	$5,000,000	7/1/2032	4.60%
“AA”	9,765,000	7/9/2036	4.20%
	$14,765,000

8. Real Estate Assets

MF Properties

To facilitate its investment strategy of acquiring additional mortgage revenue bonds secured by MF Properties, the Partnership has acquired through its subsidiary a 99% limited partner position in one limited partnership, 100% member positions in six limited liability companies that own the MF Properties, and owns one of the MF Properties directly. The financial statements of these properties are consolidated with those of the Partnership.  The general partners of these partnerships are unaffiliated parties and their 1% ownership interest in these limited partnerships is reflected in the Company’s consolidated financial statements as noncontrolling interests.  The Partnership expects each of these MF Properties to eventually be sold and the proceeds reinvested. As of December 31, 2015, the Partnership’s wholly-owned subsidiaries held interests in eight entities that own MF Properties containing a total of 2,217 rental units, one located in Kansas, two in Nebraska, one in Kentucky, one in Indiana, one in California, and two in Texas.

Recent Transactions

In August 2015, the Partnership sold Glynn Place, an MF Property, for approximately $5.5 million and realized a gain of approximately $1.2 million, which was considered Tier 2 income.

In May 2015, the Partnership sold The Colonial property for approximately $10.7 million and realized a gain of approximately $3.4 million, which was considered Tier 2 income.

The following tables represent information regarding the MF Properties owned by the Partnership as of December 31, 2015 and 2014:

MF Properties
Property Name	Location	Number of Units	Land and Land Improvements	Buildings and Improvements	Carrying Value at December 31, 2015
Arboretum	Omaha, NE	145	$1,755,147	$19,317,284	$21,072,431
Eagle Village	Evansville, IN	511	567,880	12,594,935	13,162,815
Northern View (f/k/a Meadowview)	Highland Heights, KY	270	688,539	8,062,973	8,751,512
Residences of DeCordova	Granbury, TX	110	1,137,832	8,065,977	9,203,809
Residences of Weatherford	Weatherford, TX	76	1,942,229	5,738,697	7,680,926
Suites on Paseo	San Diego, CA	394	3,162,463	38,216,364	41,378,827
The 50/50 MF Property	Lincoln, NE	475	-	32,910,424	32,910,424
Woodland Park	Topeka, KS	236	1,265,160	14,247,045	15,512,205
					$149,672,949
Less accumulated depreciation (depreciation expense of approximately $5.9 million in 2015)					(16,023,814)
Balance at December 31, 2015					$133,649,135

MF Properties
Property Name	Location	Number of Units	Land and Land Improvements	Buildings and Improvements	Carrying Value at December 31, 2014
Arboretum	Omaha, NE	145	$1,748,502	$19,216,623	$20,965,125
Eagle Village	Evansville, IN	511	567,880	12,472,151	13,040,031
Glynn Place	Brunswick, GA	128	743,996	4,995,658	5,739,654
Northern View (f/k/a Meadowview)	Highland Heights, KY	224	688,539	5,479,342	6,167,881
Residences of DeCordova	Granbury, TX	110	1,137,832	8,007,390	9,145,222
Residences of Weatherford	Weatherford, TX	76	1,942,229	5,724,456	7,666,685
The 50/50 MF Property	Lincoln, NE	475	-	32,820,776	32,820,776
The Colonial	Omaha, NE	258	1,180,058	7,822,681	9,002,739
Woodland Park	Topeka, KS	236	1,265,160	14,167,096	15,432,256
					$119,980,369
Less accumulated depreciation (depreciation expense of approximately $4.8 million in 2014)					(14,108,154)
Balance at December 31, 2014					$105,872,215

Mortgage revenue bond exchange for an MF Property

In September 2015, the owner of the Suites on Paseo property and the Partnership mutually agreed to exchange the deed for the Suites on Paseo property, a California property, in exchange for approximately $41.0 million Series A and B mortgage revenue bonds plus accrued interest. The mortgage revenue bonds were subsequently collapsed (see Note 5).  The initial value of approximately $43.4 million represented the fair market value of the property plus the Suites on Paseo contributed approximately $200,000 in other current assets which resulted in a total of approximately $43.6 million. This property has been included as an MF Property at December 31, 2015.

A condensed balance sheet at the date of acquisition for the Suites on Paseo acquisition is below.

Suites on Paseo 9/1/2015 (Date of Acquisition)
Cash	$514,094
Restricted cash	187,715
In-place lease assets	1,227,770
Real estate assets	41,374,397
Other assets	259,633
Total assets	$43,563,609

Accounts payable, accrued expenses and other	$493,868
Net assets	43,069,741
Total liabilities and net assets	$43,563,609

The Woodland Park property became an MF Property in May 2013 and was accounted for pursuant to the accounting guidance on business combinations. The table below shows the unaudited pro forma condensed consolidated results of operations of the Partnership as if the Suites on Paseo and Woodland Park  had been acquired at the beginning of the periods presented:

	For Year Ended December 31, 2015	For Year Ended December 31, 2014	For Year Ended December 31, 2013
Revenues	$67,523,956	$49,622,920	$49,336,339
Net income	$24,489,515	$9,012,034	$18,219,670
Net income allocated to unitholders	$24,244,620	$8,921,914	$18,037,473
Unitholder's interest in net income per unit (basic and diluted)	$0.40	$0.15	$0.42

For the year ended December 2015, the Suites on Paseo added approximately $1.8 million in total revenue and approximately $1.0 million in net loss to the Partnership since the bond exchange on September 1, 2015.

For the year ended December 2013, Woodland Park added approximately $1.0 million in total revenue and approximately $164,000 in net loss to the Partnership since the foreclosure on May 29, 2013.

Consolidated VIE Properties

The sales of the Consolidated VIEs were closed in the fourth quarter of 2015 with the gains and results of operations of the Consolidated VIEs reported as part of the discontinued operations in net income for all periods presented. No net income or loss from these properties operations or sale accrued to the Unitholders or the General Partner during 2015. For additional details see Notes 2, 4, 10, 21, and 22 to the Company’s consolidated financial statements.

Land Held for Investment and Development

During the fourth quarter of 2015, the Partnership purchased land in Panama City, Florida for approximately $2.9 million, and during the fourth quarter of 2014, the Partnership purchased land in St. Petersburg, Florida for approximately $3.0 million, to be held for investment and development.  At December 31, 2015, the Partnership reported a total of approximately $7.4 million as land held for investment. The Partnership plans to develop this land into rental properties in the future.

9. Other Assets

The Partnership had the following Other Assets as of dates shown:

	December 31, 2015	December 31, 2014
Property loans receivable	$29,874,523	$22,191,515
Less: Loan loss reserves	(7,098,814)	(7,098,814)
Deferred financing costs - net	487,023	243,873
Fair value of derivative contracts	344,177	267,669
Taxable bonds at fair market value	4,824,060	4,616,565
Bond purchase commitments - fair value adjustment (Notes 5 & 18)	5,634,360	5,780,413
Other assets	1,655,013	717,687
Total other assets	$35,720,342	$26,719,088

In addition to the mortgage revenue bonds held by the Partnership, taxable property loans have been made to the owners of the properties which secure certain of the mortgage revenue bonds and are reported as Other Assets, net of allowance. The Partnership periodically, or as changes in circumstances or operations dictate, evaluates such taxable property loans for impairment. The value of the underlying property assets is ultimately the most relevant measure of the value to support the taxable property loan values. The Partnership utilizes a discounted cash flow model in estimating a property’s fair value. A number of different discounted cash flow models containing varying assumptions are considered. The various models may assume multiple revenue and expense scenarios, various capitalization rates and multiple discount rates. In estimating the property valuation, the most significant assumptions utilized in the discounted cash flow model were the same as those discussed in Note 2 above except the discount rate used to estimate the property valuation in the current year models was approximately 6.0% to 7.0%. The Partnership believes this represents a rate at which a multifamily, student, or senior citizen residential property could obtain current financing similar to the current existing outstanding bonds. Other information, such as independent appraisals, may be considered in estimating a property’s fair value. If the estimated fair value of the property after deducting the amortized cost basis of any senior mortgage revenue bond exceeds the balance of the property loan then no potential loss is indicated and no allowance for loan loss is needed.

The Partnership implemented Accounting Standards Update (“ASU”) 2015-03, “Interest – Imputation of Interest (Subtopic 835-30)” in the first quarter of 2016. The new accounting guidance changed the presentation of deferred financing costs in the consolidated financial statements to present them as a direct deduction from the related debt liability rather than as Other Assets and is applied retrospectively. The new accounting guidance did not change the presentation of deferred financing costs related to lines of credit, so these continue to be reported as Other Assets.

In October 2015, ATAX Vantage Holdings, LLC, a newly formed wholly owned subsidiary of the Partnership, committed to loan approximately $17.0 million to Vantage Capital Investors, LLC (“Vantage Capital”), an unrelated third party. The money will be used to build a new 288 unit multifamily residential property in San Antonio, Texas and a new 288 unit multifamily residential property in New Braunfels, Texas. The notes are guaranteed by unrelated third parties. The Partnership loaned approximately $7.7 million in the fourth quarter of 2015 and reports these notes receivable in Other Assets on its consolidated financial statements at December 31, 2015.

In June 2015, the Partnership purchased a $500,000 taxable mortgage revenue bond with an annual interest rate of 12.0%. The taxable mortgage revenue bond matures on August 1, 2055 and is secured by Silver Moon Lodge Apartments, a 151 unit multifamily property located in Albuquerque, New Mexico.

In June 2015, the Partnership executed a loan agreement with Silver Moon Lodge LLLP, owner of the Silver Moon Lodge Apartments, for approximately $2.8 million which was repaid from the limited partner capital contributed to Silver Moon Lodge LLLP in December 2015 when the 4.0% LIHTCs were sold.

In June 2014, the Partnership restructured twelve mortgage revenue bonds related to Avistar on the Boulevard, Avistar at Chase Hill, Avistar at the Crest, Avistar on the Hills Apartments, Avistar at the Oaks Apartments, and Avistar in 09 Apartments purchased in June and February 2013. In connection with the mortgage revenue bond restructuring the Partnership loaned these entities approximately $526,000 to cover the costs of restructuring the mortgage revenue bonds. These taxable property loans have a stated interest rate of 12.0% per annum due monthly with any unpaid balance due on June 26, 2024.

The following is a summary of the taxable property loans, accrued interest and allowance on amounts due at December 31, 2015 and 2014:

	December 31, 2015
	Outstanding Balance	Accrued Interest	Loan Loss Reserves	Interest Allowance	Net Taxable Property Loans
Arbors at Hickory Ridge	$191,264	$39,950	$-	$-	$231,214
Ashley Square	5,078,342	2,864,130	(3,596,342)	(2,864,130)	1,482,000
Avistar (February 2013 portfolio)	274,496	51,386	-	-	325,882
Avistar (June 2013 portfolio)	251,622	47,104	-	-	298,726
Cross Creek	7,072,087	2,352,851	(3,447,472)	(2,352,852)	3,624,614
Foundation for Affordable Housing	1,415,590	-	-	-	1,415,590
Greens Property	850,000	343,600	-	-	1,193,600
Lake Forest	4,623,704	3,080,446	(55,000)	(3,059,610)	4,589,540
Ohio Properties	2,390,448	1,235,017	-	(441,795)	3,183,670
Vantage at Brooks LLC	3,454,664	78,440	-	-	3,533,104
Vantage at Braunfels LLC	4,272,306	92,481	-	-	4,364,787
	$29,874,523	$10,185,404	$(7,098,814)	$(8,718,387)	$24,242,727

	December 31, 2014
	Outstanding Balance	Accrued Interest	Loan Loss Reserves	Interest Allowance	Net Taxable Property Loans
Arbors at Hickory Ridge	$191,264	$26,047	$-	$-	$217,311
Ashley Square	5,078,342	2,455,660	(3,596,342)	(2,455,660)	1,482,000
Avistar (February 2013 portfolio)	274,496	16,470	-	-	290,966
Avistar (June 2013 portfolio)	251,622	15,097	-	-	266,719
Cross Creek	6,976,087	2,084,804	(3,447,472)	(2,084,804)	3,528,615
Foundation for Affordable Housing	1,560,553	1,735	-	-	1,562,288
Greens Property	850,000	231,342	-	-	1,081,342
Lake Forest	4,618,704	2,599,613	(55,000)	(2,578,778)	4,584,539
Ohio Properties	2,390,447	894,044	-	(307,832)	2,976,659
	$22,191,515	$8,324,812	$(7,098,814)	$(7,427,074)	$15,990,439

In April 2015, the Partnership advanced approximately $567,000 to the Suites on Paseo for operations.  This amount was included as an investment in the Suites on Paseo in September 2015, which was eliminated upon consolidation.

Based on the annual impairment analysis, a provision for loan loss and an associated loan loss reserve of $75,000 and $168,000 was recorded against the Cross Creek taxable loan in 2014 and 2013, respectively. There was no provision for loan loss or associated loan loss reserve during 2015.

The following is a detail of loan loss reserves for the years ended December 31:

	For the Year Ended December 31,
	2015	2014	2013
Balance, beginning of year	$7,098,814	$7,023,814	$12,272,671
Realized loss on taxable property loan - Iona Lakes	-	-	(4,557,741)
Provision for loan loss	-	75,000	168,000
Deconsolidation of VIEs	-	-	55,000
Write off due to foreclosure	-	-	(914,116)
Balance, end of year	$7,098,814	$7,098,814	$7,023,814

10. Discontinued Operations

In June 2010, the Partnership completed a sales transaction whereby the Ohio Properties were sold to three new ownership entities controlled by an unaffiliated not-for-profit entity and in October 2011, the three limited partnerships that own the Ohio Properties admitted two entities that are affiliates of BC Partners as new limited partners as part of a syndication of LIHTCs.  The BC Partners agreed to contribute equity to these limited partnerships, subject to the Ohio Properties meeting certain debt service coverage ratios specified in the applicable limited partnership agreements.  As such, there was not sufficient equity invested at closing by the not-for-

profit or BC Partners into the Ohio Properties to allow the Partnership to recognize a real estate sale for accounting purposes.  During the first quarter of 2013, BC Partners contributed $6.5 million of capital into the Ohio Properties which was sufficient to allow the Partnership to recognize the sale for accounting purposes.  This gain on sale of discontinued operations was approximately $1.8 million

The deposit method of accounting for real estate sales required both the deferral of the gain from the real estate sale and also did not allow recognition of the interest payments by the Ohio Properties to the Partnership between June 2010 and the date of the equity contribution by BC Partners.  In conjunction with the recognition of the real estate sale, approximately $3.5 million of interest was recognized as investment income during 2013 which represents interest payments received from the Ohio Properties between June 2010 and December 2012.  In addition, the Partnership reported approximately $1.1 million in taxable note interest income received from the Ohio Properties and a $250,000 guarantee fee from the general partner of the Ohio Properties during the first quarter of 2013.  The net fixed assets and total assets of the Ohio Properties were zero at December 31, 2015 and 2014.

In October 2012, the limited partnership that owned the Greens Property admitted two entities that are affiliates of BC Partners as new limited partners as part of a syndication of LIHTCs on the Greens Property.  That sale was conditional on securing the mortgage revenue bond and low-income housing tax credits from the North Carolina Housing Finance Agency. The July 2013 equity payment provided sufficient invested equity to recognize a real estate sale for accounting purposes and the Partnership recorded the sale of this discontinued operation.  This gain on sale of discontinued operations was approximately $1.4 million. In conjunction with the recognition of the real estate sale, approximately $523,000 of interest was recognized within investment income during 2013 which represents interest payments received from the Greens Property between October 2012 and July 31, 2013.  The net fixed assets and total assets of the Greens Property were zero at December 31, 2015 and 2014.

In April 2015, the Partnership entered into brokerage contracts to sell the Consolidated VIEs. As a result, these entities met the criteria for discontinued operations and have been classified as such in the Company’s consolidated financial statements for all periods presented.  The sales of the Consolidated VIEs were closed in the fourth quarter of 2015 with the gains and results of operations of the Consolidated VIEs reported as part of the discontinued operations in net income for all periods presented. For the year ended December 31, 2015, the Company’s Consolidated VIEs are reported as discontinued operations on the Company’s consolidated financial statements. As of and for the years ended December 31, 2014 and 2013, the Company's two Consolidated VIEs are reported as assets held for sale and discontinued operations on the Company's consolidated financial statements. No net income or loss from these property operations or sale accrued to the Unitholders or the General Partner during 2015. For additional details see Notes 2, 4, 8, 21, and 22 to the Company’s consolidated financial statements.

On December 31, 2015 there were no assets held for sale. The following presents the net assets reported as assets held for sale on:

December 31, 2014
Cash and cash equivalents	$35,772
Restricted cash	544,233
Land and land improvements	1,836,400
Buildings and improvements	21,204,047
Real estate assets before accumulated depreciation	23,040,447
Accumulated depreciation	(10,583,647)
Net real estate assets	12,456,800
Other assets	167,210
Total assets from discontinued operations	13,204,015
Accounts payable and accrued expenses	503,743
Mortgage payable	-
Total liabilities from discontinued operations	503,743
Net assets of discontinued operations	$12,700,272

The following presents the revenues, expenses and income from discontinued operations:

	2015	2014	2013
Rental revenues	$2,952,383	$3,180,680	$3,802,805
Expenses	2,394,074	3,127,907	3,648,937
Income from continuing operations of the discontinued operations	558,309	52,773	153,868
Gain on sale of discontinued operations	3,163,088	-	3,177,183
Net income from discontinued operations	$3,721,397	$52,773	$3,331,051

11. Lines of Credit

On December 31, 2015 and December 31, 2014, the Partnership reported outstanding lines of credit (“LOC”) of approximately $18.9 million and $0, respectively.

In May 2015, the Partnership entered into an unsecured Credit Agreement (the “Credit Agreement”) of up to $50.0 million with its sole lead arranger and administrative agent.  Under the Credit Agreement advances will be made to the Partnership not to exceed at any time the aggregate principal amount of $50.0 million. This line of credit carries a variable interest rate which was approximately 2.9% on December 31, 2015. The principal amount of each acquisition advance will be due and payable on the 270th day following the date on which the advance was made (the “Repayment Date”).  The Partnership may extend any Repayment Date for up to three additional 90-day periods, but in no event later than May 14, 2017, by providing a written request for such extension together with a principal payment of 5% of the principal amount of the original acquisition advance for the first extension, 10% for the second extension, and 20% for the third extension.  The proceeds of the line of credit will be used by the Partnership for the purchase of real estate either with existing or to-be-constructed multifamily property improvements, taxable or mortgage revenue bonds, public housing capital fund trust certificates, or mortgage backed securities.  The Partnership intends to repay each advance either through a TOB financing, a TEBS transaction, or otherwise through securing alternate long-term debt or equity financing. On December 31, 2015 the Partnership had approximately $12.5 million outstanding debt on this line of credit.

In March 2014, the Partnership obtained two $5.0 million LOCs. The first revolving line of credit carries a variable interest rate which was approximately 3.5% on December 31, 2015, and matures in March 2016.  The second revolving line of credit also carries a variable interest rate which was approximately 3.4% on December 31, 2015 and matures in March 2016.  The Partnership is required to make prepayments of the principal to reduce the second revolving line of credit to zero for fifteen consecutive days during each calendar quarter.  For the three months ended December 31, 2015, the Partnership reduced the line of credit to zero for fifteen consecutive days which fulfilled its fourth quarter 2015 prepayment obligation.  On December 31, 2015 the Partnership had outstanding debt of $5.0 million on one of the lines of credit.

In addition, the Partnership has a $7.5 million promissory note, maturing on August 1, 2017, which carries a fixed interest rate of approximately 2.8% per annum plus the 30-day London Interbank Offered Rate ("LIBOR") which was approximately 0.2% per annum on December 31, 2015.  The Partnership had approximately $7.5 million borrowed on December 31, 2015. Approximately $6.1 million is related to the Woodland Park property and is reported as part of Mortgage payables and approximately $1.4 million is reported in Lines of credit on the December 31, 2015 consolidated balance sheet.

12. Debt Financing

As of December 31, 2015 and 2014, the Partnership’s outstanding debt financing totaled approximately $451.5 million and $341.6 million, respectively, net of deferred financing costs.

The Partnership implemented Accounting Standards Update (“ASU”) 2015-03, “Interest – Imputation of Interest (Subtopic 835-30)” in the first quarter of 2016. The new accounting guidance changed the presentation of deferred financing costs in the consolidated financial statements to present them as a direct deduction from the related debt liability rather than as Other Assets and is applied retrospectively.

Tender Option Bond Financings

The Partnership had the following outstanding TOB trust financing arrangements, net of deferred financing costs as of December 31, 2015 and 2014:

TOB Trusts Securitization	Outstanding TOB Trust Financing at December 31, 2015	Year Acquired	Stated Maturity	Variable / Fixed	Reset Frequency	SIFMA Based Rate	Facility Fees	Year End Rate
PHC Certificates (1)	$43,985,000	2012	June-16	Variable	Weekly	0.68%	1.62%	2.30%
MBS Securities - 1	2,585,000	2012	April-16	Variable	Weekly	0.16%	0.94%	1.10%
MBS Securities - 2	4,090,000	2012	April-16	Variable	Weekly	0.16%	0.94%	1.10%
MBS Securities - 3	5,270,000	2012	April-16	Variable	Weekly	0.16%	0.94%	1.10%
Decatur Angle	22,847,450	2014	October-16	Fixed	N/A	N/A	N/A	4.26%
Live 929	37,935,981	2014	July-19	Fixed	N/A	N/A	N/A	4.39%
Bruton Apartments	17,246,899	2014	July-17	Fixed	N/A	N/A	N/A	4.51%
Pro Nova 2014-1	9,006,899	2014	July-17	Fixed	N/A	N/A	N/A	4.01%
Pro Nova 2014-2	8,371,899	2014	July-17	Fixed	N/A	N/A	N/A	4.01%
Concord at Gulfgate	14,936,685	2015	February-18	Fixed	N/A	N/A	N/A	2.76%
Concord at Little York	11,231,685	2015	February-18	Fixed	N/A	N/A	N/A	2.76%
Concord at Williamcrest	15,606,685	2015	February-18	Fixed	N/A	N/A	N/A	2.76%
Columbia Gardens	11,699,209	2015	December-17	Fixed	N/A	N/A	N/A	2.76%
Willow Run	11,698,732	2015	December-17	Fixed	N/A	N/A	N/A	2.76%
Total TOB Trust Financing\Effective Rate	$216,512,124							3.26%

(1) Comprised of three TOB Trusts

TOB Trusts Securitization	Outstanding TOB Trust Financing at December 31, 2014	Year Acquired	Stated Maturity	Variable / Fixed	Reset Frequency	SIFMA Based Rate	Facility Fees	Year End Rate
PHC Certificates (1)	$44,660,693	2012	June-15	Variable	Weekly	0.58%	1.62%	2.20%
MBS Securities - 1	2,585,000	2012	April-15	Variable	Weekly	0.18%	0.94%	1.12%
MBS Securities - 2	4,090,000	2012	April-15	Variable	Weekly	0.18%	0.94%	1.12%
MBS Securities - 3	5,270,000	2012	April-15	Variable	Weekly	0.12%	0.94%	1.06%
The Suites on Paseo	25,535,000	2013	June-15	Fixed	N/A	N/A	N/A	1.96%
Decatur Angle	21,841,852	2014	October-16	Fixed	N/A	N/A	N/A	4.34%
Live 929	34,942,917	2014	July-19	Fixed	N/A	N/A	N/A	4.47%
Bruton Apartments	17,245,083	2014	July-17	Fixed	N/A	N/A	N/A	4.55%
Pro Nova 2014-1	9,007,656	2014	July-17	Fixed	N/A	N/A	N/A	4.05%
Pro Nova 2014-2	9,007,656	2014	July-17	Fixed	N/A	N/A	N/A	4.05%
Total TOB Trust Financing\Effective Rate	$174,185,857							3.23%

(1) Comprised of three TOB Trusts

In July 2011, the Partnership executed a Master Trust Agreement with DB which allows the Partnership to execute multiple TOB Trust structures upon the approval and agreement of terms by DB. Under each TOB Trust structure issued through the Master Trust Agreement, the TOB trustee issues SPEARS and LIFERS. These SPEARS and LIFERS represent beneficial interests in the securitized asset held by the TOB trustee. The Partnership will purchase the LIFERS from each of these TOB Trusts which will grant them certain rights to the securitized assets. The Master Trust Agreement with DB has covenants with which the Partnership is required to maintain compliance. At December 31, 2015, the most restrictive covenant was that cash available to distribute for the trailing twelve months must be at least two times trailing twelve month interest expense. On December 31, 2015 the Partnership was in compliance with all of these covenants. If the Partnership were to be out of compliance with any of these covenants, it would trigger a termination event of the financing facilities.

In July 2015, due to certain restrictions imposed by the Volcker Rule, the Partnership and DB restructured eight of the existing TOB Trust structures by entering into a new Master Trust Agreement and related documents to create Term TOB Trusts (“Term TOB Trusts”).  Like the prior trusts, the Partnership transferred its mortgage revenue bonds to the TOB trustee, which issued Class A and Class B Trust Certificates. These Trust Certificates represent beneficial interests in the securitized asset held by the TOB trustee.  DB purchased the Class A Certificates.  The Partnership purchased the Class B Certificates from each of these Term TOB Trusts, which certificates grant them certain rights to the securitized assets. The restructuring increased the total borrowing from approximately $124.7 million to approximately $137.2 million, reported maturity dates from October 2016 through July 2019, and fixed the annual interest rates from approximately 2.8% to 4.5% (see table above). Pursuant to the terms of this TOB Trust the Partnership is required to reimburse DB for any shortfall realized on the contractual cash flows on the SPEARS. The Partnership expects to renew each of the TOB financing facilities at its discretion per the terms of the agreements.

In December 2015, simultaneous with the acquisition of the Columbia Gardens and Willow Run mortgage revenue bonds, the Partnership closed on two additional Term TOB Trusts for a total of $23.4 million.

In March 2015, the Partnership borrowed $15.0 million through a newly executed TOB Trust under its credit facility with DB securitized by the Suites on Paseo mortgage revenue bond. When the restructuring was completed in July 2015, this TOB Trust was settled.

In February 2015, the Partnership executed three new TOB Trusts under its July 2011 Master Trust Agreement credit facility with DB securitizing the Concord at Gulfgate Apartments, Concord at Little York Apartments, and Concord at Williamcrest Apartments 2015A mortgage revenue bonds borrowing approximately $33.3 million under three TOB Trusts. In July 2015, the Partnership restructured these TOB Trusts into the Term TOB Trusts (see 2015 table above).

In October 2014, the Partnership executed two new TOB Trusts under its credit facility with DB securitizing the Pro Nova 2014-1 and 2014-2 mortgage revenue bonds borrowing approximately $9.0 million under each TOB Trust. In July 2015, the Partnership restructured these TOB Trusts into the Term TOB Trusts (see 2015 table above).

In August 2014, the Partnership executed a new TOB Trust under its credit facility with DB securitizing the Bruton Apartments mortgage revenue bond borrowing approximately $17.3 million. In July 2015, the Partnership restructured this TOB Trust into a Term TOB Trust (see 2015 table above).

In July 2014, the Partnership executed a new TOB Trust under its credit facility with DB securitizing the Live 929 mortgage revenue bond borrowing approximately $35.0 million. In July 2015, the Partnership restructured this TOB Trust into a Term TOB Trust (see 2015 table above).

In July 2014, the Partnership executed a new TOB Trust under its credit facility with DB securitizing the Decatur Angle mortgage revenue bond borrowing $21.9 million. In July 2015, the Partnership restructured this TOB Trust into a Term TOB Trust (see 2015 table above).

In July 2014, a separate transaction occurred as a preliminary transaction to achieve the closing of the M31 TEBS Financing (discussed in the M31 TEBS Financing section in Note 12). DB purchased the SPEARS which securitized four TOB Trust facilities for approximately $45.9 million and approximately $26.5 million in the related residual LIFERS. DB held the ten mortgage revenue bonds that collateralized this transaction, the Greens Property, Arbors at Hickory Ridge, Avistar on the Boulevard, Avistar at Chase Hill, Avistar at the Crest, Avistar on the Hills Apartments, Avistar at the Oaks Apartments, and Avistar in 09 Apartments, until the M31 TEBS Financing facility closed on July 10, 2014.

In October 2014, the Partnership sold a portion of the MBS Securities and collapsed the related MBS - TOB Trusts for an amount approximating the outstanding amortized cost. The Partnership collapsed MBS - TOB Trust 4 for approximately $6.0 million, MBS - TOB Trust 5 for approximately $5.3 million and MBS - TOB Trust 6 for approximately $7.8 million securitizing the related MBS. The Partnership’s approximate $19.1 million TOB financing facilities, which were the securitization of these MBS TOB Trusts, were paid off in full in connection with this sale (see Note 7).

In May 2014, the Partnership sold a portion of the MBS Securities and collapsed the related MBS - TOB Trust 3 securitizing the related MBS Securities for approximately $3.7 million. The Partnership’s $2.9 million TOB financing facility, which was the securitization of this MBS TOB Trust, was paid off in full in connection with this sale (see Note 7). There were no changes to the MBS TOB Trusts during 2015.

In April 2014, the mortgage revenue bond secured by Autumn Pines was sold for approximately $13.1 million. The Partnership’s $9.8 million TOB financing facility, which was the securitization of this mortgage revenue bond, was collapsed and paid off in full in connection with this sale (see Note 5).

There were no changes to the PHC TOB Trusts during the years ended December 31, 2015 and 2014.

As of December 31, 2015, the Partnership posted approximately $1.5 million of cash collateral in connection with the interest rate swaps. As of December 31, 2014, the Partnership posted approximately $2.1 million of cash collateral in connection with the MBS TOB Trusts. As of December 31, 2014, the Partnership posted approximately $400,000 of cash collateral in connection with one of the PHC TOB Trusts.  The cash collateral is recorded as restricted cash in the Partnership’s consolidated financial statements.

As of December 31, 2015 and 2014, the total cost of borrowing for the PHC TOB financing facilities was approximately 2.3% per annum and 2.2% per annum, respectively. The weighted average cost of borrowing on the TOB financing facilities securitizing MBS Securities was approximately 1.1% per annum for both years. The Partnership’s total cost of borrowing under the TOB financing facilities securitized by the mortgage revenue bonds was approximately 3.7% and 3.9% per annum as of December 31, 2015 and 2014, respectively. The Partnership accounts for these TOB transactions as secured financing arrangements.

TEBS Financings.

The following tables provide the detail related to the outstanding TEBS Financing arrangements, net of deferred financing costs, as well as the year acquired, stated maturity, and annual interest rates at December 31, 2015 and 2014.

	Outstanding TEBS Financing at December 31, 2015	Year Acquired	Stated Maturity	Variable / Fixed	Reset Frequency	SIFMA Based Rate	Facility Fees	Year End Rate
M24 TEBS Financing	$60,735,743	2010	September-17	Variable	Weekly	0.04%	1.91%	1.95%
M31 TEBS Financing (1)	92,280,069	2014	July-19	Variable	Weekly	0.02%	1.42%	1.44%
M33 TEBS Financing (1)	81,968,780	2015	July-20	Variable	Weekly	0.02%	1.26%	1.28%
Total TEBS Financing\Effective Rate	$234,984,592							1.52%

(1) Facility fees are variable

	Outstanding TEBS Financing at December 31, 2014	Year Acquired	Stated Maturity	Variable / Fixed	Reset Frequency	SIFMA Based Rate	Facility Fees	Year End Rate
M24 TEBS Financing	$75,131,269	2010	September-17	Variable	Weekly	0.07%	1.91%	1.98%
M31 TEBS Financing (1)	92,302,337	2014	July-19	Variable	Weekly	0.05%	1.42%	1.47%
Total TEBS Financing\Effective Rate	$167,433,606							1.70%

(1) Facility fees are variable

M33 TEBS Financing

In July 2015, the Partnership and its newly created consolidated subsidiary, ATAX TEBS III, LLC (the “2015 Sponsor”), entered into a number of agreements relating to a new long-term debt financing facility provided through the securitization of nine mortgage revenue bonds, with a par value of approximately $105.4 million owned by the 2015 Sponsor pursuant to the M33 TEBS financing.  The M33 TEBS financing facility essentially provides the Partnership with a long-term variable-rate debt facility at interest rates reflecting prevailing short-term tax-exempt rates.

Effective July 1, 2015, the Partnership transferred the following mortgage revenue bonds to the 2015 Sponsor pursuant to the M33 TEBS financing described above:

	Outstanding Bond Par Amounts
Description of Mortgage Revenue Bonds	December 31, 2015	July 1, 2015	Financial Statement Presentation
Avistar at the Parkway - Series A	$13,300,000	$13,300,000	Mortgage revenue bond
Glenview Apartments - Series A	4,670,000	4,670,000	Mortgage revenue bond
Heritage Square - Series A	11,185,000	11,185,000	Mortgage revenue bond
Montclair Apartments - Series A	2,530,000	2,530,000	Mortgage revenue bond
Renaissance Gateway	11,450,959	11,491,928	Mortgage revenue bond
Santa Fe Apartments - Series A	3,065,000	3,065,000	Mortgage revenue bond
Silver Moon Lodge Apartments - Series A	7,983,811	8,000,000	Mortgage revenue bond
Vantage at Harlingen	24,575,000	24,575,000	Mortgage revenue bond
Vantage at Judson	26,540,000	26,540,000	Mortgage revenue bond
Total	$105,299,770	$105,356,928

The mortgage revenue bonds were then securitized by transferring these assets to Freddie Mac in exchange for  Class A and Class B Freddie Mac Multifamily Variable Rate Certificates (collectively, the “M33 TEBS Certificates”) issued by Freddie Mac.  The M33 TEBS Certificates represent beneficial interests in the securitized assets held by Freddie Mac.  The Class A TEBS Certificates were issued in an initial principal amount of approximately $84.3 million and were sold through a placement agent to unaffiliated investors.  The Class B M33 TEBS Certificates were issued in an initial principal amount of approximately $21.1 million and were retained by the 2015 Sponsor.  After payment of transaction expenses, the 2015 Sponsor received net proceeds from the M33 TEBS Financing of approximately $82.2 million. The Partnership applied approximately $37.5 million of the net proceeds to pay the entire outstanding principal of, and accrued interest on, its line of credit with Banker’s Trust that was previously used by the Partnership as a short term financing facility to fund additional assets purchased during June 2015. The Partnership placed approximately $4.8 million into a stabilization escrow which is reported as restricted cash on the December 31, 2015 balance sheet.

In order to mitigate its exposure to interest rate fluctuations on the variable rate M33 TEBS financing, the 2015 Sponsor also entered into interest rate cap agreements (see Note 16).

The term of the M33 TEBS financing coincides with the terms of the assets securing the M33 TEBS Certificates, except the 2015 Sponsor may elect to purchase all (but not less than all) of the mortgage revenue bonds from Freddie Mac on either July 15, 2020 or July 15, 2025.  Should the Partnership not elect to terminate the TEBS Financing on these dates the full term of the M33 TEBS Financing runs through the final principal payment date associated with the securitized bonds, or August 1, 2055.  Form 8-K filed by the Partnership on July 16, 2015 is incorporated by reference.

M31 TEBS Financing

On July 10, 2014, the Partnership and its newly created consolidated subsidiary, ATAX TEBS II, LLC (“2014 Sponsor”), entered into a number of agreements relating to a new long-term debt financing facility provided through the securitization of thirteen mortgage revenue bonds, with a par value of approximately $118.4 million, owned by the 2014 Sponsor pursuant to the M31 TEBS Financing. The M31 TEBS Financing facility essentially provides the Partnership with a long-term variable-rate debt facility at interest rates reflecting prevailing short-term tax-exempt rates.

Effective July 1, 2014, the Partnership transferred the following mortgage revenue bonds to the 2014 Sponsor pursuant to the M31 TEBS Financing described above:

	Outstanding Bond Par Amounts
Description of Mortgage Revenue Bonds	December 31, 2015	December 31, 2014	Financial Statement Presentation
Arbors at Hickory Ridge	$11,450,000	$11,450,000	Mortgage revenue bond
Avistar at Chase Hill - Series A	9,935,552	10,000,000	Mortgage revenue bond
Avistar at the Crest - Series A	9,637,485	9,700,000	Mortgage revenue bond
Avistar at the Oaks - Series A	7,777,936	7,800,000	Mortgage revenue bond
Avistar in 09 - Series A	6,715,948	6,735,000	Mortgage revenue bond
Avistar on the Boulevard - Series A	16,418,497	16,525,000	Mortgage revenue bond
Avistar on the Hills - Series A	5,373,756	5,389,000	Mortgage revenue bond
Copper Gate Apartments	5,185,000	5,220,000	Mortgage revenue bond
Greens Property - Series A	8,294,000	8,366,000	Mortgage revenue bond
Harden Ranch - Series A	6,960,000	6,960,000	Mortgage revenue bond
The Palms at Premier Park Apartments	20,001,272	20,152,000	Mortgage revenue bond
Tyler Park Townhomes - Series A	6,075,000	6,075,000	Mortgage revenue bond
Westside Village Market - Series A	3,970,000	3,970,000	Mortgage revenue bond
Total	$117,794,446	$118,342,000

The mortgage revenue bonds were then securitized by transferring these assets to Freddie Mac in exchange for Class A and Class B Freddie Mac Multifamily Variable Rate Certificates (collectively, the “M31 TEBS Certificates”). The M31 TEBS Certificates represent beneficial interests in the securitized assets held by Freddie Mac. The Class A TEBS Certificates were issued in an initial principal amount of approximately $94.7 million and were sold through a placement agent to unaffiliated investors. The Class B M31 TEBS Certificates were issued in an initial principal amount of approximately $23.7 million and were retained by the 2014 Sponsor. The gross proceeds from the M31 TEBS Financing were approximately $94.7 million. After the payment of transaction expenses, the Partnership received net proceeds from the M31 TEBS Financing of approximately $91.6 million. The Partnership applied approximately $72.4 million of these net proceeds to retire the short-term securitization that previously existed on these bonds and approximately $6.3 million to a stabilization escrow. At December 31, 2015 and 2014, the Partnership reported approximately $163,000 and $6.3 million, respectively, as restricted cash on the balance sheet.

In order to mitigate its exposure to interest rate fluctuations on the variable rate M31 TEBS financing, the 2014 Sponsor also entered into interest rate cap agreements (see Note 16).

The term of the M31 TEBS Financing coincides with the terms of the assets securing the M31 TEBS Certificates, except the 2014 Sponsor may elect to purchase all (but not less than all) of the Bonds from Freddie Mac on either July 15, 2019 or July 15, 2024. Should the Partnership not elect to terminate the TEBS Financing on these dates the full term of the M31 TEBS Financing runs through the final principal payment date associated with the securitized bonds, or August 1, 2050.  Form 8-K filed by the Partnership on July 16, 2014 is incorporated by reference.

M24 TEBS Financing

In November and December of 2015, the Fairmont Oaks and Bent Tree properties were sold. The Partnership received approximately $14.1 million for the mortgage revenue bond principal plus base interest which was used to retire a portion of the M24 TEBS Financing facility. For additional details, see Notes 2, 8, 10, 21, and 22 to the Company’s consolidated financial statements.

In February 2014, the mortgage revenue bond secured by Lost Creek was redeemed for an amount greater than the outstanding principal and accrued base interest. The Partnership received approximately $18.7 million for the Lost Creek mortgage revenue bond which was used to retire a portion of the M24 TEBS Financing facility.

At December 31, 2015 and 2014, the Partnership reported approximately $365,000 and $1.0 million, respectively, as restricted cash on the balance sheet related to the M24 TEBS Financing facility.

As of December 31, 2015, the Partnership posted approximately $400,000 of cash collateral in connection with the M24 Financing facility derivatives.  The cash collateral is recorded as restricted cash in the Partnership’s consolidated financial statements.

For the M33, M31, and M24 TEBS Financings, the payment of interest on the Class A TEBS Certificates will be made from the interest payments received by Freddie Mac from the Bonds and Senior Custody Receipts held by Freddie Mac on designated interest payment dates prior to any payments of interest on the Class B TEBS Certificates held by the Sponsor. As the holder of the Class B TEBS Certificates, the Sponsor is not entitled to receive interest payments on the Class B TEBS Certificates at any particular rate, but will be entitled to all payments of principal and interest on the Bonds and Senior Custody Receipts held by Freddie Mac after payment of principal and interest due on the Class A TEBS Certificates and payment of all Facility Fees and associated expenses. Accordingly, the amount of interest paid to the Sponsor on the Class B TEBS Certificates is expected to vary over time, and could be eliminated altogether, due to fluctuations in the interest rate payable on the Class A TEBS Certificates, Facility Fees, expenses and other factors.

The Partnership’s aggregate borrowings as of December 31, 2015 contractually mature over the next five years and thereafter as follows:

2016	$81,807,600
2017	120,366,181
2018	43,614,419
2019	129,541,724
2020	81,101,364
Thereafter	-
Total	$456,431,288

The Partnership’s strategic objective is to leverage its bond portfolio utilizing long term securitization financings with Freddie Mac through its TEBS program. This strategy allows the Partnership to better match the duration of its assets and liabilities and to better manage the spread between its assets and liabilities. The Partnership intends and expects to refinance all of its maturing short term debt obligations with the proceeds of at least one additional TEBS financing.

13. Mortgages Payable

The Partnership reports the mortgage loans secured by certain MF Properties on its consolidated financial statements as Mortgages payable.  As of December 31, 2015 and 2014, outstanding mortgage loans totaled approximately $68.3 million and approximately $76.7 million, respectively. These mortgages carry interest rates ranging from 2.9% to 4.8% with maturity dates ranging from March 2017 to March 2020.

The Partnership implemented Accounting Standards Update (“ASU”) 2015-03, “Interest – Imputation of Interest (Subtopic 835-30)” in the first quarter of 2016. The new accounting guidance changed the presentation of deferred financing costs in the consolidated financial statements to present them as a direct deduction from the related debt liability rather than as Other Assets and is applied retrospectively.

In November 2015, the Partnership refinanced the Eagle Village mortgage, extending the due date to September 2018 (see tables below).

In April 2014, the Partnership paid off in full the approximately $1.9 million mortgage which was collateralized by the Glynn Place Apartments, an MF Property.

In March 2014, the Partnership refinanced the Arboretum mortgage, extending the due date to March 28, 2017 with a fixed interest rate of 3.75% per annum.

The following is a summary of the Mortgage Loans payable, net of deferred financing costs, on MF Properties:

MF Property Mortgage Payables	Outstanding Mortgage Payable at December 31, 2015	Year Acquired	Stated Maturity	Variable / Fixed	Reset Frequency	Variable Based Rate	Facility Fees	Year End Rate
Arboretum	$16,683,146	2011	March 2017	Fixed	N/A	N/A	N/A	3.75%
Eagle Village (1)	8,037,133	2010	September 2018	Variable	Monthly	0.25%	3.00%	3.25%
Residences of DeCordova	1,807,246	2012	June 2017	Fixed	N/A	N/A	N/A	4.75%
Residences of Weatherford	5,820,623	2011	June 2017	Fixed	N/A	N/A	N/A	4.75%
The 50/50 UNL Student Housing-- Mortgage (2)	25,363,647	2013	March 2020	Variable	Monthly	3.25%	N/A	3.25%
The 50/50 UNL Student Housing--TIF Loan	4,035,780	2014	December 2019	Fixed	N/A	N/A	N/A	4.65%
Woodland Park (1)	6,074,738	2013	August 2017	Variable	Monthly	0.19%	2.75%	2.94%
Total Mortgage Payable\Effective Rate	$67,822,313							3.60%

(1) Variable rate is based on LIBOR
(2) Variable rate is based on Wall Street Journal Prime Rate

MF Property Mortgage Payables	Outstanding Mortgage Payable at December 31, 2014	Year Acquired	Stated Maturity	Variable / Fixed	Reset Frequency	Variable Based Rate	Facility Fees	Year End Rate
Arboretum	$17,072,781	2011	March 2017	Fixed	N/A	N/A	N/A	3.75%
Eagle Village (1)	8,223,550	2010	September 2015	Variable	Monthly	1.60%	2.75%	4.35%
Residences of DeCordova	1,867,184	2012	June 2017	Fixed	N/A	N/A	N/A	4.75%
Residences of Weatherford	6,023,016	2011	June 2017	Fixed	N/A	N/A	N/A	4.75%
The 50/50 UNL Student Housing-- Mortgage (2)	25,330,864	2013	March 2020	Variable	Monthly	3.25%	N/A	3.25%
The 50/50 UNL Student Housing--TIF Loan	3,963,588	2014	December 2019	Fixed	N/A	N/A	N/A	4.65%
The Colonial	7,476,419	2013	February 2016	Fixed	N/A	N/A	N/A	3.55%
Woodland Park (1)	6,074,738	2013	August 2017	Variable	Monthly	0.21%	2.75%	2.96%
Total Mortgage Payable\Effective Rate	$76,032,140							3.72%

(1) Variable rate is based on LIBOR
(2) Variable rate is based on Wall Street Journal Prime Rate

The Partnership’s mortgages payable as of December 31, 2015, contractually mature over the next five years and thereafter as follows:

2016	$1,919,689
2017	31,535,642
2018	9,114,886
2019	5,104,650
2020	20,616,986
Thereafter	-
Total	$68,291,853

The Partnership expects each of the MF Properties to eventually be sold either to a not-for-profit entity or in connection with a syndication of LIHTCs. The proceeds from such sale will be utilized to retire any associated outstanding mortgage loan.  Should a mortgage loan reach maturity prior to a sale of the associated MF Property, the Partnership would either seek to refinance such mortgage loan or utilize cash reserves to retire the loan.  The Partnership expects to provide mortgage revenue bonds as part of an overall plan of financing the acquisition of a MF Property by a new property owner.

14. Issuances of Additional Beneficial Unit Certificates

In November 2013, a Registration Statement on Form S-3 was declared effective by the SEC under which the Partnership may offer up to $225.0 million of additional BUCs from time to time. In December 2013, the Partnership issued an additional 8,280,000 BUCs through an underwritten public offering at a public offering price of $6.25 per BUC pursuant to this new Registration Statement. Net proceeds realized by the Partnership from this issuance of these BUCs were approximately $48.2 million after payment of an underwriter’s discount and other offering costs of approximately $3.5 million. In January and February 2014, the Partnership issued an additional 9,200,000 BUCs through an underwritten public offering at a public offering price of $5.95 per BUC pursuant to this Registration Statement. Net proceeds realized by the Partnership from this issuance of these BUCs were approximately $51.3 million after payment of an underwriter’s discount and other offering costs of approximately $3.5 million.

15. Transactions with Related Parties

A substantial portion of the Partnership’s general and administrative expenses and certain costs capitalized by the Partnership are paid by AFCA 2 or an affiliate and are reimbursed by the Partnership. The capitalized costs are typically incurred in connection with the acquisition or reissuance of certain mortgage revenue bonds, acquisition of PHC Certificates and MBS, debt financing transactions, and other capital transactions. The amounts in the following table represent cash payments to reimburse AFCA 2 or an affiliate for such expenses.

	2015	2014	2013
Reimbursable salaries and benefits	$1,744,855	$1,599,294	$1,146,754
Other expenses	6,819	975	3,488
Insurance	224,946	227,265	228,701
Professional fees and expenses	284,767	208,648	216,962
Consulting and travel expenses	15,372	1,697	434
	$2,276,759	$2,037,879	$1,596,339

AFCA 2 is entitled to receive an administrative fee from the Partnership equal to 0.45% per annum of the outstanding principal balance of any of its mortgage revenue bonds, taxable property loans collateralized by real property, and other investments for which the owner of the financed property or other third party is not obligated to pay such administrative fee directly to AFCA 2. For the years ended December 31, 2015, 2014, and 2013, the Partnership paid administrative fees to AFCA 2 of approximately $2.6 million, $2.0 million, and $1.5 million, respectively.  In addition to the administrative fees paid directly by the Partnership, AFCA 2 receives administrative fees directly from the owners of properties financed by certain of the mortgage revenue bonds held by the Partnership.  These administrative fees also equal 0.45% per annum of the outstanding principal balance of these mortgage revenue bonds and totaled approximately $53,000, $138,000, and $144,000, in 2015, 2014, and 2013, respectively. Additionally, in connection with the sale of Bent Tree, a Consolidated VIE,  the property paid accrued and deferred administrative fees to AFCA2 totaling approximately $635,000 in 2015. Although these third party administrative fees are not Partnership expenses, they have been reflected in the accompanying consolidated financial statements of the Company as a result of the consolidation of the VIEs.  Such fees are payable by the financed property prior to the payment of any contingent interest on the mortgage revenue bonds secured by these properties.  If the Partnership were to acquire any of these properties in foreclosure, it would assume the obligation to pay the administrative fees relating to mortgage revenue bonds on these properties.

AFCA 2 earns mortgage placement fees in connection with the acquisition of mortgage revenue bonds by the Partnership.  These mortgage placement fees were paid by the owners of the respective property or the third party seller of the respective bonds and, accordingly, have not been reflected in the accompanying consolidated financial statements because these properties are not considered Consolidated VIEs.   Investment/mortgage placement fees earned by AFCA 2 totaled approximately $1.9 million, $1.7 million, and $1.2 million, in 2015, 2014, and 2013, respectively. In addition, in 2015, approximately $300,000 in mortgage placement fees were paid by the Partnership to AFCA2 related to two mortgage revenue bond acquisitions, which was recorded into the cost basis of the mortgage revenue bonds and are being amortized against interest income on an effective yield basis.

The Partnership executed a Developer and Construction Management Agreement with two affiliates of AFCA 2 during the second quarter of 2013 in connection with the mixed-use development at the University of Nebraska - Lincoln (see Note 8). These affiliates received approximately $672,000 in the first twelve months of 2013 under the terms of this Agreement. An affiliate of AFCA 2 acts as a placement advisor to the borrowers under the mortgage revenue bonds at the time they are acquired by the Partnership.  Any and all advisory fees are paid by the borrower of the respective bonds and, accordingly, have not been reflected in the accompanying consolidated financial statements.

An affiliate of AFCA 2, Properties Management, was retained to provide property management services for Ashley Square, Iona Lakes (bond sold in 2013),  Arboretum, Bent Tree (Consolidated VIE sold in 2015), Lake Forest, Fairmont Oaks (Consolidated VIE sold in 2015), DeCordova, Eagle Village, The Colonial (MF Property sold in 2015), Meadowview, Crescent Village, Willow Bend, Post Woods, Glynn Place (MF Property sold in 2015), Greens at Pine Glen, Cross Creek, Weatherford, and Woodland Park. The management fees paid to Properties Management amounted to approximately $1.2 million in 2015, $1.3 million in 2014, and $1.2 million in 2013. For the Consolidated VIEs, these management fees are not Partnership expenses but are recorded by each applicable VIE entity and, accordingly, have been reflected in the accompanying consolidated financial statements. Such fees are paid out of the revenues generated by the properties owned by the Consolidated VIEs prior to the payment of any interest on the mortgage revenue bonds and taxable property loans held by the Partnership on these properties. For the MF Properties, these management fees are considered real estate operating expenses.

An affiliate of AFCA 2, FCA, acts as an origination advisor and consultant to the borrowers when mortgage revenue bonds and financing facilities are acquired by the Partnership. For 2015, 2014, and 2013, approximately $1.8 million, $1.4 million, and $752,000, respectively, in origination fees were paid to this affiliate by the borrower of certain acquired bonds and have not been reflected in the accompanying consolidated financial statements. In addition, in 2015 and 2014, approximately $150,000 and $300,000, respectively, in consulting and origination fees were paid by the Partnership to this affiliate related to mortgage revenue bond acquisitions, which was recorded into the cost basis of the mortgage revenue bonds and are being amortized against interest income on an effective yield basis.

One of the owners of two limited-purpose corporations which owned multifamily residential properties, the Consolidated VIEs, financed with mortgage revenue bonds and taxable property loans held by the Partnership are employees of Burlington who are not involved in the operation or management of the Partnership and who are not executive officers or managers of Burlington.

16. Interest Rate Derivatives

As of December 31, 2015, the Partnership has twelve derivative agreements in order to mitigate its exposure to increases in interest rates on its variable-rate debt financing.  In addition, the Partnership entered into two interest rate swaps during 2014. The terms of the derivative agreements are as follows:

Purchase Date	Initial Notional Amount	Effective Capped Rate	Maturity Date	Purchase Price	Fair Value (1)	Variable Debt Financing Facility Hedged	Maximum Potential Cost of Borrowing	Counterparty
September-10	$31,936,667	3.00%	September-17	$921,000	$86	M24 TEBS	5.0%	Bank of New York Mellon

September-10	$31,936,667	3.00%	September-17	$845,600	$86	M24 TEBS	5.0%	Barclays Bank PLC

September-10	$31,936,667	3.00%	September-17	$928,000	$86	M24 TEBS	5.0%	Royal Bank of Canada

August-13	$93,305,000	1.50%	September-17	$793,000	$8,546	M24 TEBS	3.5%	Deutsche Bank

February-14	$41,250,000	1.00%	March-17	$230,500	$1,500	PHC TOB Trusts	3.3%	SMBC Capital Markets, Inc

February-14	$11,000,000	1.00%	March-17	$150,500	$400	MBS TOB Trusts	2.1%	SMBC Capital Markets, Inc

July-14	$31,565,000	3.00%	August-19	$315,200	$29,307	M31 TEBS	4.4%	Barclays Bank PLC

July-14	$31,565,000	3.00%	August-19	$343,000	$29,336	M31 TEBS	4.4%	Royal Bank of Canada

July-14	$31,565,000	3.00%	August-19	$333,200	$29,336	M31 TEBS	4.4%	SMBC Capital Markets, Inc

July-15	$28,095,000	3.00%	August-20	$210,000	$81,831	M33 TEBS	4.3%	Wells Fargo Bank

July-15	$28,095,000	3.00%	August-20	$187,688	$81,831	M33 TEBS	4.3%	Royal Bank of Canada

July-15	$28,095,000	3.00%	August-20	$174,900	$81,831	M33 TEBS	4.3%	SMBC Capital Markets, Inc

(1) For additional details, see Note 17 to the Company's consolidated financial statements.

In July 2015, to mitigate its exposure to interest rate fluctuations on the variable rate M33 TEBS financing, the Partnership entered into interest rate cap agreements with Wells Fargo Bank, the Royal Bank of Canada, and Sumitomo Mitsui Banking Corporation, each in an initial notional amount of approximately $28.1 million, which effectively limits the interest payable by the Partnership on the M33 TEBS Certificates to a fixed rate of 3.0% per annum on the combined notional amounts of the interest rate cap agreements through August 15, 2020. The interest rate cap contracts cost approximately $573,000.

On March 30, 2015, SMBC Capital Markets, Inc. revised and replaced an existing interest rate cap agreement with the notional amount of approximately $28.8 million for the outstanding borrowings on the MBS TOB financing facilities to $11.0 million. This agreement effectively limit the interest component of the TOB financing correlated with the SIFMA index to a maximum of 1.0% on $52.3 million of the outstanding borrowings on the MBS TOB financing facilities and the PHC Certificates TOB financing facilities through a three year term ending March 1, 2017. The Partnership received $10,500 of cash collateral upon the execution of the revised interest rate cap agreement thus reducing its purchase price to approximately $151,000.

The Partnership contracted for two interest rate swaps with DB related to the Decatur Angle and Bruton TOB financing facilities collateralized by mortgage revenue bonds that are used to provide financing for the construction of these properties.  The swap related to the Decatur Angle TOB financing facility has a $23.0 million notional value, an October 15, 2016 effective date, and an October 15, 2021 termination date. The swap related to the Bruton TOB financing facility has an approximate $18.1 million notional value, an April 15, 2017 effective date, and an April 15, 2022 termination date. Both swaps are in place to mitigate the possible interest rate increases and swaps a variable rate based on LIBOR for an approximate 2.0% fixed rate. On December 31, 2015 the fair value of the Decatur Angle swap is a liability of approximately $737,000 and the fair value of the Bruton swap is a liability of approximately $580,000. The fair value of these swaps has been recorded as a liability on the Company’s consolidated financial statements.

In July 2014, to mitigate its exposure to interest rate fluctuations on the variable rate M31 TEBS Financing, the Partnership entered into interest rate cap agreements with Barclays Bank PLC, the Royal Bank of Canada, and Sumitomo Mitsui Banking Corporation, each in an initial notional amount of approximately $31.6 million, which effectively limits the interest payable by the Partnership on the Class A M31 TEBS Certificates to a fixed rate of 3.0% per annum on the combined notional amounts of the interest rate cap agreements through August 15, 2019. The interest rate cap contracts cost approximately $991,000.

In February 2014, the Partnership entered into two interest rate cap agreements with SMBC Capital Markets, Inc. for a notional amount of $70.0 million with an effective start date of March 1, 2014.  These agreements effectively limit the interest component of the TOB financing correlated with the SIFMA index to a maximum of 1.0% on $70.0 million of the outstanding borrowings on the MBS TOB financing facilities and the PHC Certificates TOB financing facilities through a three year term ending March 1, 2017.  These interest rate cap contracts cost approximately $390,000.

These interest rate derivatives do not qualify for hedge accounting and, accordingly, they are carried at fair value, with changes in fair value included in current period earnings within interest expense. Interest rate derivative expense, which is the result of marking the interest rate derivative agreements to fair value, resulted in an increase of approximately $1.8 million, $2.0 million, and  $284,000 in interest expense for the years ended December 31, 2015, 2014, and 2013, respectively.  These interest rate derivatives are presented on the balance sheet in Other Assets.  The carrying value of these derivatives was approximately $344,000 and $268,000 as of December 31, 2015 and 2014, respectively. The valuation methodology used to estimate the fair value of the Partnership’s interest rate derivative agreements is disclosed in Note 17.

17. Fair Value of Financial Instruments

Current accounting guidance on fair value measurements establishes a framework for measuring fair value and provides expanded disclosures about fair value measurements. The guidance:

•

Defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date; and

•	Establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. To increase consistency and comparability in fair value measurements and related disclosures, the fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of the hierarchy are defined as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.
•

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs are unobservable inputs for asset or liabilities.

The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value.

Investments in Mortgage Revenue Bonds. The fair values of the Partnership’s investments in mortgage revenue bonds have each been based on a discounted cash flow and yield to maturity analysis performed by the Partnership. There is no active trading market for the bonds and price quotes for the bonds are not available. If available, the Partnership may also consider price quotes on similar bonds or other information from external sources, such as pricing services. The estimates of the fair values of these bonds, whether estimated by the Partnership or based on external sources, are based largely on unobservable inputs the Partnership believes would be used by market participants. Additionally, the calculation methodology used by the external sources and the Partnership encompasses the use of judgment in its application. To validate changes in the fair value of the Partnership’s investments in mortgage revenue bonds between reporting periods, the Partnership looks at the key inputs such as changes in the current market yields on similar bonds as well as changes in the operating performance of the underlying property serving as collateral for each bond. The Partnership validates that the changes in the estimated fair value of the mortgage revenue bonds move with the changes in these monitored factors. Given these facts the fair value measurement of the Partnership’s investment in mortgage revenue bonds is categorized as a Level 3 input.

Bond Purchase Commitments. The key inputs and methodology for determining the fair value of the forward bond purchase commitments are consistent with those used in determining the fair value of investments in mortgage revenue bonds. The fair market value of the Partnership’s investment in forward bond purchase commitments is an asset reported in Other Assets of approximately $5.6 million and $5.8 million as of December 31, 2015 and 2014, respectively. The estimated fair market value adjustments related to forward bond purchase commitments are categorized as Level 3 inputs which were recorded in other comprehensive income during the year ended December 31, 2015 and 2014, respectively.

Investment in PHC Certificates. The fair value of the Partnership’s investment in PHC Certificates has been based on a yield to maturity analysis performed by the Partnership. There is no active trading market for the trusts’ certificates owned by the Partnership but the Partnership will look at estimated values as determined by pricing services when available. The estimates of the fair values of these trusts’ certificates begin with the current market yield rate for a “AAA” rated tax-free municipal bond for a term consistent with the weighted-average life of each of the Public Housing Capital Fund trusts adjusted largely for unobservable inputs the Partnership believes would be used by market participants. Additionally, the calculation methodology used by external pricing services and the Partnership encompasses the use of judgment in its application. The Partnership validates that the changes in the estimated fair value of Public Housing Capital Fund Trust Certificates move with the changes in the market yield rates of investment grade rated tax-exempt municipal bonds with similar length of terms. Given these facts the fair value measurement of the Partnership’s investment in Public Housing Capital Fund Trust Certificates is categorized as a Level 3 input.

Investment in Mortgage-Backed Securities. The fair value of the Partnership’s investment in mortgage-backed securities is based upon prices obtained from a third party pricing service, which are indicative of market activity. The valuation methodology of the Partnership’s third party pricing service incorporates commonly used market pricing methods, incorporates trading activity observed in the market place, and other data inputs. The methodology also considers the underlying characteristics of each security, which are also observable inputs, including: coupon; maturity date; loan age; reset date; collateral type; geography; and prepayment speeds. The Partnership analyzes pricing data received from the third party pricing service by comparing it to valuation information obtained from at least one other third party pricing service and ensuring they are within a tolerable range of difference which the Partnership estimates as 7.5%. The Partnership also looks at observations of trading activity observed in the market place when available. Given these facts, the fair value measurements of the Partnership’s investment in mortgage-backed securities is categorized as Level 2 input.

Taxable bonds. The fair values of the Partnership’s investments in taxable bonds have each been based on a discounted cash flow or yield to maturity analysis. There is no active trading market for the taxable bonds and price quotes are not available. The estimates of the fair values of these taxable bonds, whether estimated by the Partnership or based on external sources, are based largely on unobservable inputs the Partnership believes would be used by market participants. Additionally, the calculation methodology used by the external sources and the Partnership encompasses the use of judgment in its application. To validate changes in the fair value of the Partnership’s investments in taxable bonds between reporting periods, the Partnership looks at the key inputs such as changes in the current market yields on similar bonds as well as changes in the operating performance of the underlying property serving as collateral for each bond. The Partnership validates that the changes in the estimated fair value of the taxable bonds move with the changes in these monitored factors. Given these facts the fair value measurement of the Partnership’s investment in taxable bonds is categorized as a Level 3 input.

Interest rate derivatives. The effect of the Partnership’s interest rate caps is to set a cap, or upper limit, on the base rate of interest paid on the Partnership’s variable rate debt equal to the notional amount of the derivative agreement. The effect of the Partnership’s interest rate swaps are to change a variable rate debt obligation to a fixed rate for that portion of the debt equal to the notional amount of the derivative agreement. The interest rate derivatives are recorded at fair value with changes in fair value included in current period earnings within interest expense. The fair value of the interest rate derivatives is based on a model whose inputs are not observable and therefore are categorized as a Level 3 input. The inputs in the valuation model include three-month LIBOR rates, unobservable adjustments to account for the SIFMA index, as well as any recent interest rate cap trades with similar terms.

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at December 31, 2015
Description	Assets and Liabilities at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets and Liabilities
Mortgage revenue bonds	$583,683,137	$-	$-	$583,683,137
Bond purchase commitments	5,634,360	-	-	5,634,360
PHC Certificates	60,707,290	-	-	60,707,290
MBS Securities	14,775,309	-	14,775,309	-
Taxable bonds	4,824,060	-	-	4,824,060
Interest rate derivatives	(972,898)	-	-	(972,898)
Total Assets and Liabilities at Fair Value	$668,651,258	$-	$14,775,309	$653,875,949

	For Twelve Months Ended December 31, 2015
	Fair Value Measurements Using Significant
	Unobservable Inputs (Level 3)
	Mortgage Revenue Bonds	Bond Purchase Commitments	PHC Certificates	Taxable Bonds	Interest Rate Derivatives	Total
Beginning Balance January 1, 2015	$449,024,137	$5,780,413	$61,263,123	$4,616,565	$267,669	$520,951,907
Total gains (losses) (realized/unrealized)
Included in earnings	-	-	-	-	(1,802,655)	(1,802,655)
Included in other comprehensive (loss) income	9,370,264	(146,053)	462,297	(138,682)	-	9,547,826
Purchases	188,572,000	-	-	-	-	188,572,000
Purchase interest rate derivative	-	-	-	-	562,088	562,088
Mortgage revenue bond exchanged for MF Property	(41,580,919)	-	-	-	-	(41,580,919)
Settlements	(21,702,345)	-	(1,018,130)	346,177	-	(22,374,298)
Ending Balance December 31, 2015	$583,683,137	$5,634,360	$60,707,290	$4,824,060	$(972,898)	$653,875,949
Total amount of losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets or liabilities still held as of December 31, 2015	$-	$-	$-	$-	$(1,802,655)	$(1,802,655)

	Fair Value Measurements at December 31, 2014
Description	Assets at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Mortgage revenue bonds	$449,024,137	$-	$-	$449,024,137
Bond purchase commitments	5,780,413	-	-	5,780,413
PHC Certificates	61,263,123	-	-	61,263,123
MBS Securities	14,841,558	-	14,841,558	-
Taxable bonds	4,616,565	-	-	4,616,565
Interest rate derivatives	267,669	-	-	267,669
Total Assets at Fair Value	$535,793,465	$-	$14,841,558	$520,951,907

	For Twelve Months Ended December 31, 2014
	Fair Value Measurements Using Significant
	Unobservable Inputs (Level 3)
	Mortgage Revenue Bonds	Bond Purchase Commitments	PHC Certificates	Taxable Bonds	Interest Rate Derivatives	Total
Beginning Balance January 1, 2014	$285,318,171	$(4,852,177)	$62,056,379	$4,075,953	$888,120	$347,486,446
Total gains (losses) (realized/unrealized)
Included in earnings	-	-	-	-	(2,003,351)	(2,003,351)
Included in other comprehensive income	52,272,236	10,632,590	5,219,937	685,612	-	68,810,375
Purchases	142,794,827	-	-	-	-	142,794,827
Purchase interest rate derivative	-	-	-	-	1,382,900	1,382,900
Mortgage revenue bond and MBS Securities sales and redemption	(30,464,798)	-	-	-	-	(30,464,798)
Settlements	(896,299)	-	(6,013,193)	(145,000)	-	(7,054,492)
Ending Balance December 31, 2014	$449,024,137	$5,780,413	$61,263,123	$4,616,565	$267,669	$520,951,907
Total amount of losses for the period included in earning attributable to the change in unrealized gains or losses relating to assets or liabilities still held as of December 31, 2014	$-	$-	$-	$-	$(2,003,351)	$(2,003,351)

	Fair Value Measurements at December 31, 2013
Description	Assets and Liabilities at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets and Liabilities
Mortgage Revenue Bonds	$285,318,171	$-	$-	$285,318,171
Bond Purchase Commitments	(4,852,177)	-	-	(4,852,177)
PHC Certificates	62,056,379	-	-	62,056,379
MBS Securities	37,845,661	-	37,845,661	-
Taxable Bonds	4,075,953	-	-	4,075,953
Interest Rate Derivatives	888,120	-	-	888,120
Total Assets and Liabilities at Fair Value	$385,332,107	$-	$37,845,661	$347,486,446

	For Twelve Months Ended December 31, 2013
	Fair Value Measurements Using Significant
	Unobservable Inputs (Level 3)
	Mortgage Revenue Bonds	Bond Purchase Commitments	PHC Certificates	Taxable Bonds	Interest Rate Derivatives	Total
Beginning Balance January 1, 2013	$145,237,376	$-	$65,389,298	$1,524,873	$378,729	$212,530,276
VIE Consolidation	8,795,630	-	-	-	-	8,795,630
Total gains (losses) (realized/unrealized)
Included in earnings	-	-	-	-	(283,610)	(283,610)
Included in other comprehensive income	(18,011,590)	(4,852,177)	(3,276,398)	(231,920)	-	(26,372,085)
Ohio Properties' bonds after sale recognition	19,581,166		-	-	-	19,581,166
Greens Property's bond after sale recognition	9,465,000	-	-	-	-	9,465,000
Purchases	148,624,000	-	-	2,918,000	-	151,542,000
Purchase interest rate derivative	-	-	-	-	793,001	793,001
Bond redemption	(16,052,849)	-	-	-	-	(16,052,849)
Bond foreclosure	(11,581,266)	-	-	-	-	(11,581,266)
Settlements	(739,296)	-	(56,521)	(135,000)	-	(930,817)
Ending Balance December 31, 2013	$285,318,171	$(4,852,177)	$62,056,379	$4,075,953	$888,120	$347,486,446
Total amount of losses for the period included in earning attributable to the change in unrealized gains or losses relating to assets or liabilities still held as of December 31, 2013	$-	$-	$-	$-	$(283,610)	$(283,610)

Income and losses included in earnings for the periods shown above are included in interest expense.

The carrying amounts of cash and cash equivalents included in the consolidated balance sheets approximate fair value given the short-term nature of these financial instruments. The Partnership calculates a fair market value of each financial instrument using a DCF model based on the debt amortization schedules at the effective rate of interest for 2015. The estimated fair value of the Debt financing and Mortgages payable are in the Level 3 category of the fair value hierarchy. Below are the fair market value estimates of the debt held on the balance sheet for December 31, 2015 and 2014, respectively.

	2015		2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Liabilities:
Debt financing and LOCs	$470,418,977	$475,415,345	$341,619,463	$346,813,909
Mortgages payable	$67,822,313	$67,735,213	$76,032,140	$76,134,465

18. Commitments and Contingencies

The Partnership, from time to time, may be subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are frequently covered by insurance. If it has been determined that a loss is probable to occur, the estimated amount of the loss is accrued in the consolidated financial statements. While the resolution of these matters cannot be predicted with certainty, the Partnership believes the final outcome of such matters will not have a material effect on the Company’s consolidated financial statements.

As part of the Partnership’s strategy of acquiring mortgage revenue bonds, the Partnership will enter into bond purchase commitments related to mortgage revenue bonds to be issued and secured by properties under construction.  Upon execution of the bond purchase commitment, the proceeds from the mortgage revenue bonds issued will be used to pay off the construction related debt and mortgage revenue bonds.  The Partnership bears no construction or stabilization risk during the commitment period. The Partnership accounts for the following Bond Purchase Commitments as available-for-sale securities and, as such, records the estimated value of the Bond Purchase Commitments as an asset or liability with changes in such valuation recorded in other comprehensive income.

On December 31, 2015 and 2014 the Bond Purchase Commitments outstanding and the related fair values are as follows:

Bond Purchase Commitments	Commitment Date	Maximum Committed Amounts for 2016 through 2018	Maximum Committed Amounts for 2015	Rate	Closing Date (1)	Fair Value at December 31, 2015	Fair Value at December 31, 2014
Silver Moon Apartments	June-13	$-	$8,000,000	6.00%	Q2 2015	$-	$413,600
Vantage at Harlingen - Series B	August-13	-	18,000,000	6.00%	Q2 2015	-	1,433,700
Vantage at Judson - Series B	December-12	-	26,700,000	6.00%	Q2 2015	-	1,990,535
15 West Apartments	July-14	9,900,000	-	6.25%	Q2 2016	945,009	809,178
Villas at Plano Gateway Apartments	December-14	20,000,000	-	6.00%	Q3 2016	1,469,213	1,133,400
Palo Alto	July-15	19,540,000	-	5.80%	Q3 2017	1,439,600	-
Village at Rivers Edge	May-15	11,000,000	-	6.00%	Q2 2017	636,560	-
Village at Avalon	November-15	17,900,000	-	5.80%	Q2 2018	1,143,978	-
Total		$78,340,000	$52,700,000			$5,634,360	$5,780,413

(1) The closing date is actual and estimated.

In October 2015, ATAX Vantage Holdings, LLC, a newly formed wholly owned subsidiary of the Partnership, committed to loan approximately $17.0 million to an unrelated third party to build two new multifamily residential properties. The Partnership will fulfill its note commitment and fund approximately $9.3 million in 2016. For additional details, see note 9 to the Company’s consolidated financial statements.

The Partnership provided a guarantee on the $2.8 million mortgage obtained on the Abbington at Stones River, a 96 unit multifamily residential property located in Tennessee, in addition to providing an approximately $1.4 million taxable loan to Foundation for Affordable Housing, the not-for-profit owner of the property. Based on the financial performance of the property the Partnership estimates there is no value to record for this mortgage guarantee.

In connection with the sale of the Greens Property, the Partnership entered into guarantee agreements with the BC Partners under which the Partnership has guaranteed certain obligations of the general partner of the Greens of Pine Glen limited partnership, including an obligation to repurchase the interests of the BC Partners if certain “repurchase events” occur. A repurchase event is defined as any one of a number of events mainly focused on the completion of the property rehabilitation, property rent stabilization, the delivery of LIHTCs, tax credit recapture and foreclosure. No amount has been accrued for this contingent liability because the likelihood of a repurchase event is remote. The maximum exposure to the Partnership at December 31, 2015, under the guarantee provision of the repurchase clause is approximately $3.0 million which represents 75% of the equity contributed by BC Partners to date.

In connection with the Ohio Properties transaction in 2011, the Partnership entered into guarantee agreements with the BC Partners under which the Partnership has guaranteed certain obligations of the general partner of these limited partnerships, including an obligation to repurchase the interests of the BC Partners if certain “repurchase events” occur. A repurchase event is defined as any one of a number of events mainly focused on the completion of the property rehabilitation, property rent stabilization, the delivery of LIHTCs, tax credit recapture and foreclosure.  No amount has been accrued for this contingent liability because the likelihood of a repurchase event is remote. The maximum exposure to the Partnership at December 31, 2015, under the guarantee provision of the repurchase clause is approximately $4.8 million which represents 75% of the equity contributed by BC Partners.

As the holder of residual interests issued in connection with its TEBS and TOB bond financing arrangements, the Partnership is required to guarantee certain losses that can be incurred by the trusts created in connection with these financings.  These guarantees may result from a downgrade in the investment rating of mortgage revenue bonds held by the trust or of the senior securities issued by the trust, a ratings downgrade of the liquidity provider for the trust, increases in short term interest rates beyond pre-set maximums, an inability to re-market the senior securities or an inability to obtain liquidity for the trust. In the case of the TEBS, Freddie will step in first on an immediate basis and the Partnership will have 10 to 14 days to remedy. In each of these cases, the trust will be collapsed.  If the proceeds from the sale of the trust collateral are not sufficient to pay the principal amount of the senior securities with accrued interest and the other expenses of the trusts, the Partnership will be required to fund any such shortfall pursuant to its guarantee. In the event of a shortfall the maximum exposure to loss would be approximately $456.4 million prior to the consideration of the proceeds from the sale of the trust collateral. The Partnership has never been required to reimburse the financing facilities for any shortfall.

19. Subsequent Events

In January and February 2016, the Partnership entered into a First and Second Amendment to the Credit Agreement which modified certain provisions of the May 2015 Credit Agreement.  The First Amendment revises the definitions and reporting requirements and the Second Amendment increases the principal commitments with respect to the line of credit by $2.5 million, to a total commitment of $40.0 million.

In January and February 2016, the Partnership executed two broker agreements to sell two of the MF Properties, Arboretum and Eagle Village.  The Partnership expects to realize more than its net asset value investment for these MF Properties.

In January 2016, the Partnership acquired a Senior Series 2016 mortgage revenue bond with a par value of approximately $11.5 million, a stated annual interest rate of approximately 5.8%, a call feature on January 1, 2027, and a maturity date of January 1, 2052.  The mortgage revenue bond is secured by Companion at Thornhill Apartments, a 180 unit multifamily apartment complex located in Lexington, South Carolina.

In January 2016, the Partnership sold the remainder of its MBS Securities for approximating $15.0 million, approximately the outstanding amortized cost plus interest. The Partnership then collapsed the related three remaining MBS - TOB Trusts. The Partnership’s approximate $11.9 million TOB financing facilities, which were the securitization of these MBS TOB Trusts, were paid off in full in connection with this sale.  In conjunction with the sale of the MBS Securities the related $11.0 million derivative was sold for its current value which resulted in no cash and no gain or loss. The sale of the Partnership’s remaining three MBS Securities eliminates this operating segment in the first quarter of 2016.

20. Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”, which revises this topic and will require a re-evaluation of lessee and lessor accounting models for capital and operating leases.  In addition, the guidance in ASU 2016-02 includes embedded lease arrangements, lease terms and incentives, sale-leaseback agreements, and related disclosures. The guidance in ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Partnership will apply this guidance retrospectively and is currently assessing the impact of the adoption of this pronouncement on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments Overall (Subtopic 825-10)”, which amends this subtopic to simplify and clarify the recognition, measurement, presentation, and disclosure of financial instruments. The guidance in the ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Partnership is currently assessing the impact of the adoption of this pronouncement on the Company’s consolidated financial statements.

In September 2015, the FASB issued ASU 2015-16, “Business Combinations (Topic 805)”, to simplify the accounting for measurement-period adjustments in a business combination.  To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments in the ASU 2015-16 guidance eliminates the requirement to retrospectively account for those adjustments. This standard is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years.  The Partnership will apply the guidance prospectively and does not expect the adoption will have a material impact on the Company’s consolidated financial statements.

In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606)”, ASU 2015-14 supersedes the Update 2014-09 by extending the effective date for all entities by one year. The guidance in ASU 2014-09 supersedes the revenue recognition guidance in Topic 605, Revenue Recognition. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in the exchange for those goods or services. In August 2015 the effective date of ASU 2014-09 for public business entities was revised to annual periods, and interim periods within those annual periods, beginning after December 15, 2017. The Partnership decided not to elect the permitted early adoption and is currently assessing the impact of the adoption of this pronouncement on the Company’s consolidated financial statements for annual periods beginning after December 15, 2017

In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30)”, later clarified by ASU No. 2015-15. These  change the presentation of debt issuance costs in the financial statements to present such costs as a direct deduction from the related debt liability rather than as an asset and include lines of credit. Amortization of debt issuance costs will be reported as interest expense. This standard is effective for annual reporting periods beginning after December 15, 2015. The Partnership adopted this ASU in the first quarter of 2016 and these consolidated financial statements have been recast to reflect its adoption.

In February 2015, the FASB issued ASU No. 2015-02 “Consolidation – Amendments to the Consolidation Analysis” which became effective for all fiscal periods beginning after December 15, 2015. The Partnership has reviewed and re-evaluated each entity which it holds a variable interest to identify if any of the variable interests have become reportable VIEs or Consolidated VIEs and concluded it will have no additional VIEs or Consolidated VIEs to report in 2016 (see Note 4).

21. Segments

Effective in the second quarter of 2015, the Company changed its reportable segments due to the classification of the Company’s Consolidated VIEs as discontinued operations.  In addition, the Company made another change to its reportable segments in the second quarter of 2016. As a result of this change, the Company now has five reportable segments: Mortgage Revenue Bond Investments, MF Properties, Public Housing Capital Fund Trusts, MBS Securities Investments, and Other Investments.  In addition to the five reportable segments, the Company also separately reports its consolidation and elimination information because it does not allocate certain items to the segments.

During 2013 the Company consisted of five reportable segments, Mortgage Revenue Bond Investments, MF Properties, Public Housing Capital Fund Trusts, MBS Securities Investments, and Consolidated VIEs. In addition to the five reportable segments, the Company also separately reports its consolidation and elimination information because it does not allocate certain items to the segments. The Consolidated VIE segment reported Lake Forest’s revenue, interest expense, depreciation, net income from operations, and net income as a Consolidated VIE for 2013.

Mortgage Revenue Bond Investments Segment

The Mortgage Revenue Bond Investments segment consists of the Partnership’s portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for the Residential Properties and a commercial property.  Such mortgage revenue bonds are held as long-term investments.  As of December 31, 2015, the Partnership held sixty-four mortgage revenue bonds.  The Residential Properties financed by the 60 mortgage revenue bonds contain a total of 8,041 rental units.  Two of the bonds’ properties are not operational and are under construction and two bonds are collateralized by commercial real estate (see Note 5).

MF Properties Segment

The MF Properties segment consists of indirect equity interests in multifamily, student housing, and senior citizen residential properties which are not currently financed by mortgage revenue bonds held by the Partnership but which the Partnership eventually intends to finance by such bonds through a restructuring.  In connection with any such restructuring, the Partnership will be required to dispose of any equity interest held in such MF Properties.  The Partnership’s interests in its current MF Properties are not currently classified as Assets Held for Sale because the Partnership is not actively marketing them for sale, there is no definitive purchase agreement in existence that, under current guidance, can be recognized as a sale of real estate assets and, therefore, no sale is expected in the next twelve months.  As discussed above, the Ohio Properties and the Greens Property were reported as discontinued operations in 2013 (see Note 10).  During the time the Partnership holds an interest in an MF Property, any net rental income generated by the MF Properties in excess of debt service will be available for distribution to the Partnership in accordance with its interest in the MF Property.  Any such cash distribution will contribute to the Partnership’s CAD.  As of December 31, 2015, the Partnership consolidated the results of eight MF Properties containing a total of 2,217 rental units (see Note 8).

Other Investments under the Amended and Restated LP Agreement

The Amended and Restated LP Agreement authorizes the Partnership to make investments in investments other than mortgage revenue bonds provided that these other investments are rated in one of the four highest rating categories by a national securities rating agency and do not constitute more than 25% of the Partnership’s assets at the time of acquisition as required under the Amended and Restated LP Agreement.  In addition, the amount of other investments are limited based on the conditions to the exemption from registration under the Investment Company Act of 1940 that is relied upon for the Partnership.  The Partnership currently has other investments, PHC Certificates and MBS Securities which are reported as two separate segments.

Public Housing Capital Fund Trust Segment

The PHC Trusts segment consists of the assets, liabilities, and related income and expenses of the PHC Trusts.   The Partnership consolidates the PHC Trusts due to its ownership of the LIFERS issued by the three PHC Trusts, which hold custodial receipts evidencing loans made to a number of local public housing authorities.  Principal and interest on these loans are payable by the respective public housing authorities out of annual appropriations to be made to the public housing authorities by the HUD under HUD’s Capital Fund Program established under the Capital Fund Program.  This investment has been reported as part of the Partnership balance sheet and results of operations since acquired in July 2012 (see Note 6).

MBS Securities Investment Segment

The MBS Securities segment consists of the assets, liabilities, and related income and expenses of the MBS TOB Trusts that the Partnership consolidated due to its ownership of the LIFERs issued by the MBS TOB Trusts.  These MBS TOB Trusts are securitizations of state-issued mortgage-backed securities which are backed by residential mortgage loans.  These investments were acquired during the fourth quarter of 2012 through the second quarter of 2013 and all but three MBS Securities were sold in 2014 (see Note 7).

Other Investments Segment

As of December 31, 2015, the Other investments segment consists of property notes receivable due from Vantage at Brooks LLC and Vantage at Braunfels LLC.  These property notes receivable are reported in Other Assets. The assets and income the Partnership realizes from these investments pursuant to their executed agreements have been included in this segment (Note 9).

Consolidated VIE segment

Historically, the Company also had the Consolidated VIE segment, which was comprised of the results of operations of the underlying collateral for the related mortgage revenue bonds. The Company concluded its investment in the Consolidated VIE segment was not consistent with the Company’s portfolio of assets (see Note 2).  As such, the Company decided to implement a strategic shift in direction by discontinuing its Consolidated VIE segment. This decision was made for the following reasons:

•

The risk profile of the Consolidated VIE segment was unique as the substance of the investment was the result of the operations of the underlying properties and not the mortgage revenue bonds (which is the form of the investment).The risk profile includes:

•	The underlying properties thin capitalization,
•	Related party ownership groups, and
•	The lack of ultimate decision-making authority.
•	The stated purpose of the Company was not to manage properties without having some type of ownership or ability to control the underlying property.
•	Subsequent to the disposition of the Consolidated VIE properties by their owners, the Company does not plan to include this type of investment as part of its strategic direction.

In April 2015, the Partnership entered into brokerage contracts to sell Bent Tree and Fairmont Oaks, Consolidated VIEs. As a result, these entities met the criteria for discontinued operations and have been classified as such in the Company’s consolidated financial statements for all periods presented.  The sales of the two Consolidated VIEs were closed in the fourth quarter of 2015 with the gains and results of operations of the Consolidated VIEs were reported as part of the discontinued operations in net income for all periods presented. For the year ended December 31, 2015, the Company’s Consolidated VIEs are reported as discontinued operation on the Company’s consolidated financial statements. As of and for the year ended December 31, 2014, the Company's two Consolidated VIEs are reported as assets held for sale and discontinued operations on the Company's consolidated financial statements (see Notes 2, 4, 8, 10, and 22).

The Consolidated VIE segment in 2013 consisted of the Lake Forest multifamily residential property financed with a mortgage revenue bond held by the Partnership, the assets, liabilities and operating results of which were consolidated with those of the Partnership in 2013.  For part of the year ended December 31, 2013, the Consolidated VIE segment reported Lake Forest’s revenue, interest expense, depreciation, net income from operations, and net income as a Consolidated VIE for 2013. The mortgage revenue bonds on this Consolidated VIE property were eliminated from the Company’s financial statements as a result of such consolidation, however, such bonds were held as long-term investments by the Partnership which continues to be entitled to receive principal and interest payments on such bonds.  The Company did not actually own an equity position in this Consolidated VIE or its underlying property. During 2013, Lake Forest was sold to a not-for-profit entity and was deconsolidated pursuant to the consolidation guidance.

The following table details certain key financial information for the Company’s reportable segments for the three years ended December 31:

	2015	2014	2013
Total revenues
Mortgage Revenue Bond Investments	$38,772,872	$26,929,446	$26,826,785
MF Properties	22,388,234	14,250,572	11,358,719
Public Housing Capital Fund Trust	2,994,482	3,038,819	3,261,611
MBS Securities Investments	225,890	1,423,958	1,601,270
Other Investments	170,922	-	-
Consolidated VIEs	-	-	10,943,968
Consolidation/eliminations	-	-	(9,705,375)
Total revenues	$64,552,400	$45,642,795	$44,286,978

Interest expense
Mortgage Revenue Bond Investments	$10,787,252	$7,147,092	$3,082,739
MF Properties	2,659,350	2,319,928	2,152,010
Public Housing Capital Fund Trust	1,221,713	1,295,238	1,292,540
MBS Securities Investments	157,902	403,653	463,555
Other Investments	-	-	-
Consolidated VIEs	-	-	1,034,584
Consolidation/eliminations	-	-	(1,034,584)
Total interest expense	$14,826,217	$11,165,911	$6,990,844

Depreciation expense
Mortgage Revenue Bond Investments	$-	$-	$-
MF Properties	5,888,973	4,801,533	3,804,499
Public Housing Capital Fund Trust	-	-	-
MBS Securities Investments	-	-	-
Other Investments	-	-	-
Consolidated VIEs	-	-	458,101
Consolidation/eliminations	-	-	-
Total depreciation expense	$5,888,973	$4,801,533	$4,262,600

Income from continuing operations
Mortgage Revenue Bond Investments	$17,924,037	$13,181,961	$13,806,271
MF Properties	2,964,297	(938,151)	(1,837,076)
Public Housing Capital Fund Trust	1,758,022	1,714,968	1,940,459
MBS Securities Investments	67,547	1,017,637	1,055,736
Other Investments	170,922	-	-
Consolidated VIEs	-	-	8,337,601
Consolidation/eliminations	-	-	(8,657,200)
Income from continuing operations - America First Multifamily Investors, L. P.	$22,884,825	$14,976,415	$14,645,791

Net income (loss)
Mortgage Revenue Bond Investments	$17,924,037	$13,181,961	$13,806,271
MF Properties	2,967,098	(933,478)	1,343,405
Public Housing Capital Fund Trust	1,758,022	1,714,968	1,940,459
MBS Securities Investments	67,547	1,017,637	1,055,736
Other Investments	170,922	-	-
Consolidated VIEs	-	-	8,337,601
Consolidation/eliminations	-	-	(8,657,200)
Discontinued Operations	3,721,397	52,773	(111,353)
Net income - America First Multifamily Investors, L. P.	$26,609,023	$15,033,861	$17,714,919

The following table details total assets for the Company’s reportable segments for the three years ended December 31:

Total assets	2015	2014	2013
Mortgage Revenue Bond Investments	$841,499,941	$694,912,181	$440,228,401
MF Properties	127,683,544	101,020,541	83,223,294
Public Housing Capital Fund Trust Certificates	61,021,462	61,563,542	62,406,108
Mortgage-Backed Securities	15,035,061	15,101,309	38,422,573
Other Investments	7,726,970	-	-
Assets held for sale	14,020,559	13,204,015	14,019,837
Consolidation/eliminations	(199,877,054)	(145,977,602)	(106,419,611)
Total assets	$867,110,483	$739,823,986	$531,880,602

22. Summary of Unaudited Quarterly Results of Operations

2015	March 31,	June 30,	September 30,	December 31,
Revenues	$12,506,625	$17,119,567	$14,084,872	$20,841,336
Income from continuing operations	2,499,160	7,983,295	2,286,383	10,115,987
Income from discontinuing operations	24,428	238,287	253,894	3,204,788
Net income - America First Multifamily Investors, L.P.	$2,524,479	$8,221,271	$2,540,649	$13,322,624

Income from continuing operations, per unit	$0.04	$0.12	$0.03	$0.15
Income from discontinued operations, per unit	-	-	0.01	(0.01)
Net income, basic and diluted, per unit	$0.04	$0.12	$0.04	$0.14

2014	March 31,	June 30,	September 30,	December 31,
Revenues	$12,399,967	$10,467,428	$11,043,537	$11,731,863
Income from continuing operations	5,987,080	3,627,571	3,297,958	2,063,806
Income (loss) from discontinued operations	59,646	30,512	6,722	(44,107)
Net income - America First Multifamily Investors, L.P.	$6,046,829	$3,658,457	$3,307,829	$2,020,746

Income from continuing operations, per unit	$0.10	$0.05	$0.06	$0.04
Income from discontinued operations, per unit	-	-	-	-
Net income, basic and diluted, per unit	$0.10	$0.05	$0.06	$0.04

PART IV

Item 15.  Exhibits and Financial Statement Schedules.

(a)  The following documents are filed as part of this report:

1.  Financial Statements. The following financial statements of the Company are included in response to Item 8 of this report:

Report of Independent Registered Public Accounting Firm.

Consolidated Balance Sheets of the Company as of December 31, 2015 and 2014.

Consolidated Statements of Operations of the Company for the years ended December 31, 2015, 2014 and 2013.

Consolidated Statements of Comprehensive Income (Loss) of the Company for the years ended December 31, 2015, 2014 and 2013.

Consolidated Statements of Partners’ Capital of the Company for the years ended December 31, 2015, 2014 and 2013.

Consolidated Statements of Cash Flows of the Company for the years ended December 31, 2015, 2014 and 2013.

Notes to Consolidated Financial Statements of the Company.

2.   Financial Statement Schedules.  The information required to be set forth in the financial statement schedules is included in the notes to consolidated financial statements of the Company filed in response to Item 8 of this report.